
     As filed with the Securities and Exchange Commission on May 5, 1998
                                                      Registration No. 333-50039

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                      TO

                            REGISTRATION STATEMENT

                                      ON

                                   FORM S-4

                       UNDER THE SECURITIES ACT OF 1933

                             CNBT BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

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
           TEXAS                              6021                              APPLIED FOR
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer Identification No.)
incorporation or organization)      Classification Code Number)


                                                             RANDALL W. DOBBS
                    5320 BELLAIRE BOULEVARD                CNBT BANCSHARES, INC.
                     BELLAIRE, TEXAS 77401                     5320 BELLAIRE
                         713-661-4444                      BELLAIRE, TEXAS 77401
                  (Address, including ZIP Code                  713-661-4444
                  and telephone number, including      (Name, address, including ZIP
                     area code, of registrant's         Code, and telephone number,
                     principal executive office)       including area code, of agent
                                                                for service)

                                With A Copy To:
                                 JOHN T. UNGER
                          1000 LOUISIANA, SUITE 1200
                             HOUSTON, TEXAS 77002
                                 713-652-3311
                              713-651-8010 (FAX)

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CITIZENS NATIONAL BANK OF TEXAS
                            5320 BELLAIRE BOULEVARD
                             BELLAIRE, TEXAS 77401
                                 713-661-4444

                                  May 5, 1998

TO OUR STOCKHOLDERS:

  The Board of Directors of Citizens National Bank of Texas (the "Bank") cordially invites you to attend the Annual Meeting of Stockholders which will commence at 3:00 p.m., Houston time, on June 23, 1998, at the offices of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401.

  The Notice of Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The business scheduled for the Annual Meeting includes a proposal to approve and adopt a plan of reorganization to form a bank holding company for the Bank. The Board of Directors recommends that you vote in favor of the proposal and believes that the formation of a bank holding company at this time is an important and necessary part of the Bank's plans for the future. The Board of Directors believes that the formation of a holding company at this time will provide the Bank with the opportunity to engage in certain "non-bank" activities, greater flexibility in acquiring other financial institutions, and flexibility to utilize alternative sources of capital that are not available to the Bank and will provide investors and potential investors with increased access to financial information with respect to the Bank through the Securities and Exchange Commission's Internet site.

  Under the proposed plan of reorganization and associated merger, each share of common stock of the Bank presently held by you would be converted into one share of common stock of CNBT Bancshares, Inc., a Texas corporation and bank holding company whose only substantial asset would be all of the common stock of the Bank (the "Holding Company"). If the plan of reorganization is approved and adopted, the Bank's stockholders (other than dissenting stockholders) will automatically become stockholders of the Holding Company. Since the Holding Company will indirectly own all of the outstanding shares of the Bank, your interest in the Bank at the time of the reorganization will remain essentially the same, except that it will be indirect rather than direct. The conversion of common stock of the Bank into common stock of the Holding Company will be tax free for federal income tax purposes.

  THE BOARD OF DIRECTORS BELIEVES THAT THE PLAN OF REORGANIZATION IS IN THE BEST INTERESTS OF THE BANK AND ITS STOCKHOLDERS AND URGES YOU TO VOTE IN FAVOR OF THE PLAN OF REORGANIZATION AND PROPOSED MERGER. THE APPROVAL AND ADOPTION OF THE MERGER REQUIRES AN AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 66-2/3% OF THE OUTSTANDING SHARES OF THE BANK'S COMMON STOCK. IT IS, THEREFORE, EXTREMELY IMPORTANT FOR YOU TO SIGN, DATE AND RETURN YOUR ENCLOSED PROXY AS SOON AS POSSIBLE IN THE PRE-ADDRESSED AND STAMPED ENVELOPE SUPPLIED FOR YOUR CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

  We urge you to carefully review the enclosed Proxy Statement and Prospectus that describes the plan of reorganization and the merger proposal in detail. On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                    Very truly yours,

                                    FRANK G. COOK
                                    Chairman of the Board

                        CITIZENS NATIONAL BANK OF TEXAS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23,1998

                        ------------------------------

To the Stockholders of Citizens National Bank of Texas:

  Notice is hereby given that the Annual Meeting of Stockholders of Citizens National Bank of Texas (the "Bank") will be held at 3:00 p.m., Houston time, on June 23, 1998, at the offices of the Bank at 5320 Bellaire Boulevard, Bellaire, Texas 77401, for the following purposes:

     1. To consider and act upon a proposal to approve and adopt a Merger Agreement dated as of April 20, 1998, providing, among other things, for the merger of the Bank and Citizens Bank, N.A., an interim national banking association and an indirect subsidiary of CNBT Bancshares, Inc., a Texas corporation (the "Holding Company"), and for the automatic conversion of each share of the common stock of the Bank into one share of the common stock of the Holding Company;

     2. To elect 16 members of the Board of Directors of the Bank to serve as directors for the ensuing year and until their successors are elected and qualified;

     3. To ratify the appointment of Mann Frankfort Stein & Lipp, Certified Public Accountants, as independent accountants of the Bank for the ensuing year; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Bank in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give notice to the Secretary of the Bank.

  Only those stockholders of record at the close of business on April 24, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  A copy of the Bank's Annual Report for the year ended December 31, 1997, is enclosed with the Proxy Statement and Prospectus. Additional copies may be obtained at no cost by contacting Randall W. Dobbs, Executive Vice President, Citizens National Bank of Texas, 5320 Bellaire Boulevard, Bellaire, Texas 77401; telephone 713-661-4444.

  AN AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 66-2/3% OF THE OUTSTANDING SHARES IS REQUIRED FOR APPROVAL AND ADOPTION OF THE MERGER. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                    By Order of the Board of Directors,

                                    KAY CRONOVER
                                    Secretary to the Board of Directors

May 5, 1998

PROXY STATEMENT AND PROSPECTUS

                             CNBT BANCSHARES, INC.

                              Shares Common Stock
                               ($1.00 par value)

                        CITIZENS NATIONAL BANK OF TEXAS
                       PROXY STATEMENT AND ANNUAL REPORT

  This Proxy Statement and Prospectus is being furnished to stockholders of Citizens National Bank of Texas, a national banking association (the "Bank"), in connection with the solicitation of proxies by its Board of Directors to be voted at the Annual Meeting of Stockholders of the Bank (the "Annual Meting") scheduled to be held on June 23, 1998, at 3:00 p.m., local time, at the offices of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401, and at any adjournment or postponement thereof.

  At the Annual Meeting, the holders of common stock, $2.03 par value ("Bank Common Stock"), will be asked to consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger dated as of April 20, 1998 (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A, among the Bank, CNBT Bancshares, Inc., a newly formed Texas corporation (the "Holding Company"), and Citizens Bank, N. A., an interim national bank and subsidiary of the Holding Company (the "New Bank"), providing for the merger of the Bank with and into the New Bank (the "Merger"), pursuant to which all of the outstanding shares of Bank Common Stock would be exchanged for shares of common stock of the Holding Company on the basis of one share of the common stock, $1.00 par value ("Holding Company Common Stock"), of the Holding Company for each share of the Bank Common Stock

  The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Bank is required, under the National Bank Act of 1864, as amended (the "National Bank Act"), to approve and adopt the Merger Agreement.

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN HOLDING COMPANY COMMON STOCK.

  This Proxy Statement and Prospectus also constitutes the Prospectus of the Holding Company that is part of the registration statement of the Holding Company filed with the Securities and Exchange Commission (the "SEC") with respect to the 5,054,181 shares of Holding Company Common Stock to be issued in connection with the Merger. This Proxy Statement and Prospectus is first being mailed to stockholders of the Bank on or about May 5, 1998. The Holding Company's principal executive office is located at 5320 Bellaire Boulevard, Bellaire, Texas 77401. The Holding Company's telephone number is (713) 661-4444.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED
  OR DISAPPROVED BY THE  SECURITIES AND  EXCHANGE  COMMISSION, THE  BOARD OF
    GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE OFFICE OF THE COMPTROLLER
     OF THE CURRENCY, OR ANY STATE SECURITIES COMMISSION OR STATE BANKING
      AUTHORITY. NONE OF THE AFOREMENTIONED HAS PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF HOLDING COMPANY COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. THE HOLDING COMPANY COMMON STOCK IS NOT GUARANTEED BY THE BANK OR THE HOLDING COMPANY.

        The date of this Proxy Statement and Prospectus is May 5, 1998

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR THE HOLDING COMPANY. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE HOLDING COMPANY COMMON STOCK BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR OFFER. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  The Holding Company has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission ("SEC") in Washington, D.C. for the registration of the Holding Company Common Stock to be issued and exchanged in the proposed reorganization. Such registration statement, of which this Proxy Statement and Prospectus is a part, is on file with the SEC in Washington, D.C. The registration statement, including the exhibits thereto, contains information in addition to that contained herein and to which reference is hereby made for further information with respect to the Holding Company, the Bank, and the Holding Company Common Stock to be issued in the reorganization. The registration statement and exhibits may be examined during normal business hours at the SEC public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and also at the regional offices of the SEC located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC Internet site is http://www.sec.gov.

  The Bank is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, accordingly, file reports, proxy statements, and other information with its primary federal regulator, the Office of the Comptroller of the Currency (the "OCC"). Such reports, proxy statements, and other information may be inspected and copies of such materials obtained from the Disclosure Officer, Communications Division of the OCC at 250 E. Street, S.W., Washington, D.C. 20219. Currently, the OCC responds to requests for documents within approximately seven to ten days. The OCC does not maintain an Internet site such as the service maintained by the SEC permitting online computer access to documents filed by national banks. The Bank's common stock is quoted on The Nasdaq Stock Market under the symbol "CNBT." The reports, proxy statements, and other information concerning the Bank described above also may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506. The Holding Company Common Stock will be quoted on the Nasdaq Stock Market following the reorganization under the Bank's current symbol.

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
AVAILABLE INFORMATION.............................................     3

SUMMARY...........................................................     6
  Annual Meeting of the Bank......................................     6
  Proposed Reorganization.........................................     7

INTRODUCTION......................................................    12
  Date, Place and Time of Annual Meeting..........................    12
  Purpose of the Annual Meeting...................................    12
  Record Date; Quorum; Voting Rights..............................    12
  Solicitation of Proxies.........................................    14
  Voting and Revocation of Proxies................................    14
  Other Matters...................................................    14

RISK FACTORS......................................................    15
  Holding Company's Financial Condition...........................    15
  Supervision and Regulation......................................    15
  Dividend History and Restrictions on Ability to Pay Dividends...    16
  Certain Charter and Bylaw Provisions............................    16

ELECTION OF DIRECTORS.............................................    17
  Nominees for Director...........................................    17
  Board of Directors Meetings and Committees......................    20
  Nomination of Directors.........................................    21
  Compensation Committee Interlocks and Insider Participation in
     Compensation Decisions.......................................    22
  Executive Compensation and Other Information....................    22
  Options Granted During 1997.....................................    23
  Stock Options Exercises and Fiscal Year-End Values..............    24
  Severance Agreements............................................    24
  Employee Stock Options Plans....................................    24
  401(k) Plan.....................................................    25
  Report of the Compensation Committee on Executive Compensation..    25
  Stock Performance Graph.........................................    26
  Section 16(a) Beneficial Ownership Reporting Compliance.........    26
  Interests of Management and Others in Certain Transactions......    27

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
  FOR THE BANK....................................................    28

PROPOSED REORGANIZATION...........................................    29
  Merger Agreement................................................    29
  Reasons for the Proposed Reorganization.........................    30
  Stockholder Approval............................................    31
  Effective Date..................................................    31
  Effect of Reorganization on Bank's Business and Stockholders....    31
  Conversion of Stock.............................................    32
  Exchange of Stock Certificates..................................    32
  Trading and Resale of Holding Company Common Stock..............    32

  Tax Consequences................................................    33
  Rights of Dissenting Stockholders...............................    33
  Regulatory Approvals............................................    35
  Capitalization..................................................    36
  Comparison of Stockholder Rights................................    37

DESCRIPTION OF THE HOLDING COMPANY................................    39
  Organization....................................................    39
  Management......................................................    39
  Compensation....................................................    39
  Indemnification for Securities Act Liabilities..................    40
  Supervision and Regulation of the Holding Company...............    40
  Permitted Activities............................................    41
  Issuance of Additional Securities...............................    43

DESCRIPTION OF THE HOLDING COMPANY'S STOCK........................    43
  Common Stock....................................................    43
  Anti-Takeover Provisions........................................    44
  Dividends.......................................................    44

DESCRIPTION OF THE BANK...........................................    46
  General.........................................................    46
  Competition.....................................................    48
  Employees.......................................................    48
  Supervision and Regulation......................................    48
  Legal Proceedings...............................................    54

PRINCIPAL HOLDERS OF BANK COMMON STOCK............................    54

DESCRIPTION OF SECURITIES OF THE BANK.............................    55
  General.........................................................    55
  Common Stock....................................................    55
  Certain Provisions of the Articles and Bylaws...................    55
  Market Price of Common Stock....................................    57

LEGAL MATTERS.....................................................    57

EXPERTS...........................................................    57

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING.....................    58

ANNUAL REPORT.....................................................    58

OTHER MATTERS.....................................................    58

EXHIBIT A  Plan and Agreement of Merger among Citizens National Bank of Texas,
           Citizens Bank, N.A., and CNBT Bancshares, Inc.

EXHIBIT B  Restated Articles of Incorporation of CNBT Bancshares, Inc.

EXHIBIT C  By-laws of CNBT Bancshares, Inc.

EXHIBIT D  Excerpts from Section 215a of the National Bank Act concerning dissenters' rights


                                    SUMMARY

     The following summary of this Proxy Statement and Prospectus is provided for your convenience and is not intended to be complete. This summary is qualified in its entirety by the detailed information set forth elsewhere in this Proxy Statement and Prospectus, including the exhibits hereto.

                          ANNUAL MEETING OF THE BANK
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Date                             June 23, 1998

Time and Place                   3:00 p.m., Houston time, at the offices of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401


Record Date                      April 24, 1998

Securities Entitled to Vote      Each share of Bank Common Stock issued and outstanding on the record date entitles its holder to one vote with respect to all matters presented at the meeting for stockholder action. Holders of
                                 Bank Common Stock may cumulate their votes in the election of directors.

Shares Outstanding               5,054,181
on the Record Date

Effects of Abstaining            A Bank stockholder who abstains from voting does not perfect his or her dissenter's
From Voting                      rights. See, "Rights of Dissenting Stockholders." A stockholder who abstains from voting is not included in the affirmative vote necessary to approve and adopt the Merger Agreement. A Bank stockholder who abstains from voting, automatically, without any action on his or her part, will receive one share of Holding Company Common Stock in exchange for one share of Bank Common Stock held on the Effective Date if at least 66-2/3% of the outstanding shares of Bank Common Stock vote in favor of the Merger Agreement. See "Proposed Reorganization -- Conversion of Stock."


Matters to be Considered         (1) A proposal to approve and adopt the Merger Agreement among the Bank, The New Bank, and the
                                 Holding Company, pursuant to which the Bank will be merged with The New Bank and the stockholders of the Bank will become stockholders of the Holding Company, and the Bank will become an indirect wholly-owned subsidiary of the Holding Company; (2) to elect 16 members of the Board of Directors of the Bank to serve as directors for the ensuing year; (3) to ratify the appointment of Mann
                                 Frankfort Stein & Lipp, Certified Public Accountants, as independent accountants of the Bank for the ensuing year; and (4) to act on such other matters



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                                 as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                            PROPOSED REORGANIZATION

The Reorganization               At the direction of the Board of Directors of the Bank, the Holding Company was incorporated in
                                 March 1998 under the laws of Texas to serve as the holding company for the Bank. A new national banking association also has been organized as a subsidiary of the Holding Company for the sole purpose of serving as a vehicle in the formation of the holding company. Pursuant to the Merger
                                 Agreement, the Bank will be merged into the newly-organized Bank. The bank resulting from the merger will conduct its business in substantially the same manner and from the same offices as the
                                 Bank did prior to the reorganization.

Reasons for the Reorganization   The Board of Directors believes the establishment of a holding company structure for the Bank will provide greater operating flexibility and will permit expansion into a broader range of financial services and other business activities than are currently permitted to the Bank as a national banking association. See "Proposed Reorganization -- Reasons for the Proposed Reorganization."

Conversion of Stock              Upon the consummation of the Merger, all stockholders of the Bank, except those who exercise dissenting stockholders' rights, will become stockholders of the Holding Company. Each outstanding whole share of Bank Common Stock will be converted into and become one share of Holding Company
                                 Common Stock. No fractional shares of Holding Company Common Stock will be issued in connection with the Merger. "Proposed Reorganization -- Conversion of Stock."

Exchange of Stock Certificates   Stockholders will be required to exchange their present stock certificates (bearing the name
                                 "Citizens National Bank of Texas") for new stock certificates (bearing the name "CNBT Bancshares,
                                 Inc."). The Board of Directors has reserved the right to withhold any dividends from those stockholders who do not exchange their certificates within a reasonable period of time after notification of the exchange. See "Proposed Reorganization -- Exchange of Stock Certificates."


Amendment                        The Board of Directors of the Bank, the Holding Company, and the New Bank may amend the Merger
                                 Agreement by mutual consent either before or after approval by the Bank's stockholders.


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                                 However, no amendments can be made to the provisions relating to the conversion of shares of the
                                 Bank into shares of the Holding Company without proper stockholder approval. See "Proposed
                                 Reorganization --Merger Agreement." The Merger Agreement may be terminated by the mutual consent of the Boards of Directors of the Bank, the New Bank, and the Holding Company, even after the approval of such plans by the Bank's stockholders. The Bank's Board of Directors may terminate the Merger
                                 Agreement at any time before it is consummated if the Board of Directors believes the reorganization would be inadvisable for any other proper reason. See "Proposed Reorganization --
                                 Merger Agreement."

Comparison in Rights of          As set forth herein, there are certain differences between your rights as a Bank stockholder and
Stockholders                     your rights as a Holding Company stockholder. The differences are described in detail under
                                 "Proposed Reorganization -- Comparison of Stockholder Rights." For instance, stockholders of the
                                 Bank currently have cumulative voting rights in the election of directors. The stockholders of the
                                 Holding Company will not have this right. The Holding Company's Articles of Incorporation provide for changes in the requirements for stockholder approvals of certain fundamental corporate transactions. In addition, the directors and officers of the Holding Company will be entitled to greater rights of indemnification than current Bank directors.

Anti-Takeover Provisions         The Articles of Incorporation and By-laws of the Holding Company establish or contain certain provisions that may be deemed to be "anti-takeover" in nature. The Articles of Incorporation of the

                                 Holding Company were effective as of the date the Articles of Incorporation were filed with the
                                 Texas Secretary of State. The By-laws were effective on the date that they were approved by the
                                 Holding Company's Board of Directors. These provisions of the Articles of Incorporation and By-laws will apply to all stockholders of the Holding Company on the Effective Date of the Holding Company
                                 formation, the date on which the Merger is consummated. The anti-takeover provisions are as follows: (1) the authorization of 30,000,000 shares of Holding Company Common Stock, all of which may be issued without stockholder approval; and (2) the requirement that a special meeting of stockholders may only be called by a majority of the Board of Directors, the Chairman, the
                                 President, or stockholders owning at least 33-1/3% of the outstanding shares of Holding Company
                                 Common Stock. See "Description of the Holding Company's Stock -- Anti-takeover Provisions."


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Rights of Dissenting             Stockholders of the Bank who: (1) vote against the Merger at the Annual Meeting or give notice in
Stockholders                     writing to the Bank prior to or at the Annual Meeting that they dissent from the Merger; and (2)
                                 comply with the procedures described in "Proposed Reorganization --Rights of Dissenting
                                 Stockholders" will be entitled to receive cash for the fair value of their shares. Merely voting against the Merger at the Annual Meeting will not perfect a stockholder's dissenters' rights.
                                 Stockholders are urged to review carefully the section of this Proxy Statement and Prospectus entitled "Proposed Reorganization -- Rights of Dissenting Stockholders" and the statutory excerpts concerning dissenters' rights attached to this Proxy Statement and Prospectus as Exhibit D. FAILURE
                                 TO FOLLOW THE PROCEDURES SET FORTH IN SECTION 215a(b) OF THE NATIONAL BANK ACT, REGARDING
                                 DISSENTERS' RIGHTS WILL CONSTITUTE A WAIVER OF DISSENTERS RIGHTS.

Federal Income Tax Consequences  Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), no gain or loss is expected to be recognized for federal income tax purposes by the stockholders of the
                                 Bank by reason of the conversion of their Bank Common Stock into Holding Company Common Stock in connection with the consummation of the Merger with the exception of any cash issued for fractional shares owned. See "Proposed Reorganization -- Tax Consequences."

Conditions to the Consummation   The affirmative vote of the holders of at least 66-2/3% of the out-standing shares of the Bank's
of the Merger                    common stock is required to approve and adopt the Merger Agreement. In addition, the Merger
                                 Agreement requires the approval of the Board of Governors of the Federal Reserve System (the
                                 "Federal Reserve Board") and the OCC. An application to the OCC for approval to charter the New
                                 Bank and to merge the Bank with and into the New Bank is being prepared. Any approval granted by these agencies reflects only these agencies' view that the transaction does not contravene the applicable competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety of stockholders from a financial point of view or that these agencies have considered the adequacy of the terms of the exchange. THESE AGENCIES' APPROVAL IS NOT
                                 AN ENDORSEMENT OR RECOMMENDATION OF THE MERGER. The Holding Company's proposal to become a bank holding company requires the approval of the Federal Reserve Board. Notice of the Holding Company's
                                 intention to become a holding company will be filed by the Holding Company with the Federal Reserve
                                 Board. See "Proposed Reorganization --Stockholder Approval" and "Proposed Reorganization --
                                 Regulatory Approvals."


Government Regulation and        After the effective date of the merger, the Holding Company will be subject to the Bank Holding
Supervision                      Company Act of 1956, as amended (the "BHCA"), and will be subject to regulation by the Federal
                                 Reserve Board with respect to its operations as a bank holding company. The Bank will continue to be subject to regulation by the OCC. See "Description of the Holding Company -- Supervision and
                                 Regulation of the Holding Company" and "Description of the Bank -- Regulation and Supervision."

Comparative Market Price         The Bank's Common Stock is quoted on The Nasdaq Stock Market under the symbol "CNBT." Shares began trading on October 1, 1997. The following table sets forth the range of the high and low per share closing sale prices for the Common Stock as reported for the period from October 1, 1997, to May 1,
                                 1998.

                                                          LOW SALE PRICE    HIGH SALE PRICE
                                                          --------------    ---------------
     1997
             Fourth Quarter........................          $11.50(1)           $13.25

     1998
             First Quarter.........................          $12.25              $16.63
             Second Quarter (through May 1, 1998)..           15.50               17.00

---------------
     (1) The Bank sold 1,150,000 shares of the Bank Common Stock in an initial public offering on October 1, 1997. As of March 24, 1998, the date on which the Board of Directors made the decision to form a bank holding company and to submit the Merger to the stockholders of the Bank, the closing sales price was $15.81

                            Selected Financial Data

     The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Bank and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Bank's Annual Report on Form 10-K.

                                                              AS OF AND FOR THE
                                                           YEARS ENDED DECEMBER  31,
                                                ------------------------------------------------
                                                1997       1996       1995       1994       1993
                                                ----       ----       ----       ----       ----
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Net interest income.......................  $ 10,866   $  9,470   $  7,810   $  7,589   $  7,456
 Provision for loan losses.................       877        655        200        126         60
 Noninterest income........................     2,507      2,322      2,053      1,866      1,870
 Noninterest expenses......................     7,644      6,949      6,108      5,892      5,729
 Provision for income taxes................     1,154      1,035        683        668        769
 Net income ...............................  $  3,698   $  3,153   $  2,872   $  2,769   $  2,768
PER SHARE DATA:
 Net income, basic (1).....................  $   0.89   $   0.81   $   0.74   $   0.71   $   0.71
 Net income, fully diluted (2)(3)..........      0.88       0.80       0.73       0.70       0.70
 Book value................................      6.27       4.60       4.35       3.56       3.23
 Cash dividends............................      0.40       0.36       0.30       0.29       0.19
 Weighted average common shares
   outstanding, basic......................     4,161      3,886      3,886      3,886      3,877
 Weighted average common shares
  outstanding, fully diluted...............     4,224      3,941      3,938      3,936      3,931
BALANCE SHEET DATA (4):
 Total assets..............................  $295,606   $258,150   $231,779   $206,379   $183,054
 Securities................................   169,831    147,505    148,294    134,029    119,327
 Loans.....................................   102,875     91,284     67,875     58,996     48,884
 Allowance for loan losses.................     1,009        687        484        522        577
 Total deposits............................   260,907    238,059    208,749    185,579    169,474
 Total stockholders' equity................    31,647     17,871     16,921     13,815     12,562
PERFORMANCE RATIOS:
  Return on average assets.................      1.34%      1.30%      1.34%      1.40%      1.56%
 Return on average common equity...........     16.89      18.43      19.10      20.51      23.83
 Net interest margin.......................      4.22       4.18       3.89       4.11       4.51
 Dividend payout ratio, basic..............     44.94      44.44      40.54      40.85      26.76
 Efficiency ratio (5)......................     58.31      60.12      63.45      63.31      63.27
CAPITAL RATIOS (4):
 Leverage ratio............................     11.10%      7.27%      7.43       7.22%      7.11%
 Average stockholders' equity to
  average total assets.....................      7.96       7.05       7.03       6.84       6.57
 Tier 1 risk-based capital ratio...........     21.42      13.87      15.22      15.39      18.00
 Total risk-based capital ratio............     22.13      14.41      15.68      15.96      18.83
--------------
(1) Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Shares have been restated in accordance with FASB 128.
(2) Fully diluted earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding plus the common stock equivalents computed using the treasury stock method. Shares have been restated in accordance with FASB 128.
(3) Outstanding shares have been adjusted for all periods presented for a 2-for-1 stock split declared in May 1994 and 10% stock dividends declared in March 1997 and April 1996.
(4) At period end, except net charge-offs to average loans and average stockholders' equity to average total assets.
(5) Calculated by dividing total noninterest expenses by net interest income plus noninterest income, excluding securities gains and losses.

                             CNBT BANCSHARES, INC.

                                      AND

                        CITIZENS NATIONAL BANK OF TEXAS

                PROXY STATEMENT, ANNUAL REPORT, AND PROSPECTUS

                                 INTRODUCTION

     This Proxy Statement, which also constitutes a Prospectus (the "Proxy Statement and Prospectus"), is furnished for the solicitation by the Board of Directors of the Bank of proxies to be voted at the Annual Meeting of Stockholders of the Bank, to be held at the offices of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401, on Tuesday, June 23, 1998, at 3:00 p.m., local time, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and Prospectus also constitutes a prospectus of the Holding Company in offering its shares of common stock to the Bank's stockholders in accordance with the Merger Agreement. The principal executive offices of the Bank and the Holding Company are located at 5320 Bellaire Boulevard, Bellaire, Texas 77401. The telephone number for the Bank and the Holding Company is (713) 661-4444. All inquiries should be directed to Randall W. Dobbs, Executive Vice President. This Proxy Statement and Prospectus and the enclosed form of proxy (the "Proxy") are first being sent to stockholders of the Bank on or about May 5, 1998.

Date, Place, and Time of Annual Meeting

     The Annual Meeting of Stockholders of the Bank will be held on Tuesday, June 23, 1998, at the offices of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401, at 3:00 p.m., local time.

Purpose of the Annual Meeting

     At the Annual Meeting stockholders of the Bank will be requested: (1) to consider and act upon a proposal to approve and adopt the Merger Agreement, providing, among other things, for the merger of the Bank and the New Bank, and for the automatic conversion of each whole share of Bank Common Stock into one share of Holding Company Common Stock; (2) to elect 16 members of the Board of Directors of the Bank to serve as directors for the ensuing year; (3) to ratify the appointment of Mann Frankfort Stein & Lipp, Certified Public Accountants, as independent accountants of the Bank for the ensuing year; and (4) to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date; Quorum; Voting Rights

     The Board of Directors of the Bank has fixed the close of business on April 24, 1998, as the record date for the determination of stockholders of the Bank entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Bank had outstanding 5,054,181 shares of common stock, par value $2.03 per share, the only authorized class of stock (the "Bank Common Stock"), which was held by approximately 1,900 stockholders.

     Under the By-laws of the Bank, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock is required to approve and adopt the Merger. All executive officers and directors of the Bank who are stockholders of the Bank and who, as of the record date, collectively had the right to vote approximately 1,454,000 shares of the Bank Common Stock (excluding stock options); representing approximately 28.8% of the shares outstanding as of such date, have indicated to the Bank that they will vote the shares of the Bank's common stock over which they have voting control in favor of the Merger.

     With respect to the election of the Holding Company's directors, the 16 nominees receiving the highest number of votes will be elected to the Board of Directors of the Holding Company. Proxies given to the persons named will be voted FOR the election of the nominees listed under "Election of Directors" unless authority to vote is withheld. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director.

     Stockholders have cumulative voting rights with respect to the election of directors. A stockholder may vote the number of shares owned by him or her for as many persons as there are directors to be elected or may cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his or her shares shall equal or may distribute them on the same principles among as many candidates as he or she shall think fit. For example, assume a stockholder owns 100 shares and 16 directors are to be elected. The stockholder may cast 100 votes for each of 16 candidates, 1,600 votes for one candidate, or divide the 1,600 votes among as many candidates as the stockholder chooses.

     Ratification of the appointment of the independent auditors for the ensuing year requires the vote of a majority of the shares of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

     In the case of proposals requiring the affirmative vote of the holders of a majority of the shares present or represented by proxy, abstentions will count as part of the total number of votes cast for the proposals in determining whether the proposals have received the requisite number of favorable votes, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, whereas broker non-votes will have no effect in determining whether any such proposal has been approved by the stockholders. In the case of proposals requiring the affirmative vote of the holders of a specified percentage of outstanding shares (such as the vote on the Merger) both abstentions and broker non-votes will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have been approved by the stockholders. Thus, both abstentions and broker non-votes will have the same effect as a vote against such proposals.

     On all matters to come before the Annual Meeting except the election of directors and including the proposal to approve and adopt the Merger Agreement, each share of Common Stock is entitled to one vote.

Solicitation of Proxies

     This Proxy Statement and Prospectus and the enclosed form of Proxy are first being sent to stockholders of the Bank on or about May 5, 1998.

     The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the Bank may furnish stockholders in connection with the Annual Meeting, will be borne by the Bank. In addition to solicitation by mail, directors, officers and employees of the Bank may solicit Proxies from the stockholders of the Bank personally or by telephone, telegram or telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the Common Stock held of record by these persons, and, upon request therefor, the Bank will reimburse them for their reasonable forwarding expenses.

Voting and Revocation of Proxies

     Shares represented by Proxies that are properly signed, executed, and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions made thereon by the stockholders. If a Proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the Proxy will be voted FOR the approval and adoption of the Merger Agreement, FOR election of the named nominees as directors of the Bank, and FOR ratification of the appointment of Mann Frankfort Stein & Lipp as the Bank's auditors. Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person.

     A stockholder of the Bank who returns a Proxy may revoke the Proxy prior to the time it is voted: (1) by giving written notice of revocation to Kay Cronover, Secretary to the Board of Directors of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Bank; or (3) by voting in person after giving written notice to the Secretary of the Bank. Attendance by a stockholder at the Annual Meeting will not itself be deemed or constitute a revocation of the Proxy.

Other Matters

     At the date of this Proxy Statement and Prospectus, the Board of Directors of the Bank does not know of any business to be presented at the Annual Meeting other than as set forth in the notice of the Annual Meeting.

Financial Statements

     The Annual Report to Stockholders for the year ended December 31, 1997, is included with this Proxy Statement and Prospectus to inform stockholders of the Bank's recent financial performance. Additional copies of the report will be furnished without charge to stockholders upon written request directed to Randall W. Dobbs, Executive Vice President, Citizens National Bank of Texas, 5320 Bellaire Boulevard, Bellaire, Texas 77401. The above-referenced financial statements will be available at the Annual Meeting for inspection by stockholders. Additional financial information will be provided upon request. See "Additional Information."

                                 RISK FACTORS

       In addition to the other information contained in this Proxy Statement and Prospectus, the following factors should be considered carefully in evaluating the purchase of the shares of Holding Company Common Stock offered hereby. In addition to historical and factual statements, the information discussed in this Proxy Statement and Prospectus contains forward-looking statements, which can be identified by the use of forward-looking phrases such as "believes," "expects," "may," "should," "projected," "contemplates," or "anticipates" or the negative thereof or comparable words that involve risks and uncertainties. The Holding Company's actual results may differ materially from the results discussed in the forward-looking statements. The following matters are cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results discussed in such forward-looking statements.

HOLDING COMPANY'S FINANCIAL CONDITION

     Stockholders of the Bank electing to receive Holding Company Common Stock in exchange for Bank Common Stock do so without the ability of analyzing the historical financial performance of the Holding Company. The Holding Company is a newly formed Texas corporation and has no history of financial performance. The Holding Company's financial condition immediately following the effective date of the reorganization contemplated by the Merger Agreement will depend on the operation and profitability of the Bank at the time of and after the effective date of the reorganization. As the Holding Company continues to operate in the future; additional factors may affect its profitability including, among others: (1) business started or acquired by the Holding Company other than the Bank; (2) the nature of federal or state laws and regulations applicable to the Holding Company; and (3) the effect of management.

SUPERVISION AND REGULATION

     Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by federal and state regulatory agencies. The Holding Company is subject to the BHCA, and to regulation and supervision by the Federal Reserve Board. The Bank, as a national banking association, is subject to regulation and supervision by the OCC and, as a result of the insurance of its deposits, the Federal Deposit
Insurance Corporation (the "FDIC").   These regulations are intended primarily
for the protection of depositors, rather than for the benefit of investors. The Holding Company and the Bank are subject to changes in federal and state law, as well as changes in regulation and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Holding Company and the Bank in the future.

     Federal Reserve Board policy requires a bank holding company such as the Holding Company to serve as a source of financial strength to its banking subsidiaries and commit resources to their support. The Federal Reserve Board has required banking holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" regulation, which could have the effect of decreasing funds available for distributions to stockholders. See "Description of the Bank -- Supervision and Regulation."

DIVIDEND HISTORY AND RESTRICTIONS ON ABILITY TO PAY DIVIDENDS

      It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

     The Holding Company's principal source of funds to pay dividends on the shares of Holding Company Common Stock will be cash dividends from the Bank.
The payment of dividends by the Bank to the Holding Company is subject to restrictions imposed by federal banking laws, regulations and authorities. Without approval of the OCC, dividends in any calendar year may not exceed the Bank's total net profits for that year, plus its retained profits for the preceding two years, less any required transfers to capital surplus or to a fund for the retirement of any preferred stock. In addition, a dividend may not be paid in excess of a bank's cumulative net profits after deducting bad debts in excess of the allowance for loan losses. As of December 31, 1997, approximately $3.5 million was available for payment of dividends by the Bank to the Holding Company under these restrictions without regulatory approval.

     The federal banking statutes also prohibit a national bank from making any capital distribution (including a dividend payment), if, after making the distribution, the institution would be "undercapitalized," as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit a national bank from engaging in an unsafe or unsound practice in conducting its business, as determined by the agency. The payment of dividends could be deemed to constitute such an unsafe or unsound practice, depending upon the financial condition of the Bank. Regulatory authorities could also impose administratively stricter limitations on the ability of the Bank to pay dividends to the Holding Company if such limits were deemed appropriate to preserve the Bank's capital. See "Description of the Bank -- Supervision and Regulation."

CERTAIN CHARTER AND BYLAW PROVISIONS

     The Holding Company's Articles of Incorporation and Bylaws contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Holding Company. These provisions include (i) a provision establishing certain advance notice procedures for nomination of candidates for election as directors and for stockholder proposals to be considered at an annual meeting of stockholders, (ii) a provision that special meetings of the stockholders of the Holding Company may be called only by stockholders only upon the written request of holders of at least 33-1/3% of the outstanding shares of capital stock entitled to vote at any such meeting, and noncumulative voting for directors. The Company's Articles of Incorporation authorize the Board of Directors of the Holding Company to issue shares of common stock without stockholder approval and upon such terms as the Board of Directors may determine. The issuance of common stock, while providing desirable flexibility in connection with possible acquisitions, financing and other corporate purposes, could also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in the Holding Company. See "Description of the Holding Company's Stock."

      In addition, federal law also requires the approval of the Federal Reserve Board prior to the acquisition of "control" of a bank holding company. See "Description of the Holding Company -- Supervision and Regulation of the Holding Company."

                             ELECTION OF DIRECTORS

     Article II, Section 2.2 of the By-laws of the Bank currently provides for a minimum of five and a maximum of twenty directors. The Bank currently has 16 directors and two advisory directors. The nominees receiving an affirmative vote of a plurality of the shares entitled to vote and present, either in person or by proxy, at the Annual Meeting, will be elected as members of the Board. All of the elected directors will serve until their respective successors have been duly elected and qualified or until they resign, die or are removed from office.

     A stockholder may vote the number of shares owned by him or her for as many persons as there are directors to be elected or may cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his or her shares shall equal or may distribute them on the same principles among as many candidates as he or she shall think fit. For example, assume a stockholder owns 100 shares and 16 directors are to be elected. The stockholder may cast 100 votes for each of 16 candidates, 1,600 votes for one candidate, or divide the 1,600 votes among as many candidates as the stockholder chooses.

NOMINEES FOR DIRECTOR

     The persons named as proxies in the enclosed form of proxy were selected by the Board, and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of John B. Barnes, William H. Bruecher, Jr., James K. Chancelor, C. Joe Chapman, Frank G. Cook, Robert C. Dawson, James B. Earthman, III, Lura M. Griffin, Alton L. Hollis, Joseph E. Ives, Larry L. January, Albert V. Kochran, I.W. Marks, David E. Preng, Mary A. Walker, and B. Ralph Williams as directors and Randall W. Dobbs, Sheila J. Duffy, and Robert J. Kramer as advisory directors. All of the nominees are current members of the Board. All of the nominees have consented to their nomination and will serve if elected to the Board.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Bank, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board.

     Set forth below is a brief description of the background of the nominees for election as directors.

John B. Barnes.

  Mr. Barnes, age 55, has been a director of the Bank since 1988. Mr. Barnes is the founder and President and Chief Executive Officer of Barney's Enterprises, Inc., a vending company, and Bar-Gal Enterprises, Inc., a management company.

William H. Bruecher, Jr.

  Mr. Bruecher, age 70, has been a director of the Bank since 1985. Mr. Bruecher is retired. He was President of Damon Hardware, Inc., from 1984 to 1994.

James K. Chancelor.

  Mr. Chancelor, age 57, has been a director of the Bank since December 1997. Mr. Chancelor is President and Chief Executive Officer of TRS Financial Services Corp. which he founded in 1974.

C. Joe Chapman.

  Mr. Chapman, age 74, has been a director of the Bank since 1988. Mr. Chapman is retired. He was Chairman of the Board of Key Engineering, Inc., a Houston-based engineering contracting firm from 1980 to 1995. Mr. Chapman was Chairman of the Board of Chapman Engineers, Inc. from 1961 to 1979.

Frank G. Cook.

   Mr. Cook , age 72, has been a director since 1983. He was a founder of the Bank in 1983, was President from 1983 until 1986, when he was elected Chairman of the Board, and was Chief Executive Officer from 1983 until 1992. Prior to joining the Bank, Mr. Cook was Executive Vice President and Cashier of First National Bank of Bellaire where he was employed from 1979 until 1981. From 1950 until 1979, Mr. Cook was employed by First State Bank of Bellaire, having advanced to the position of Executive Vice President and Cashier and Secretary to the Board of Directors at the time he left the bank.

Robert C. Dawson.

  Mr. Dawson, age 83, has been a director of the Bank since 1983. Mr. Dawson is retired. He was President and General Manager of Dawson TV, Inc. from 1952 to 1996.

James B. Earthman, III.

  Mr. Earthman, age 63, has been a director of the Bank since 1983. Mr. Earthman is President of Galveston Capital Corporation. He was Chairman of the Board of Earthman's, Inc., a funeral services company, from 1989 to 1994, when it was acquired by The Loewen Group, Inc. He also was Chairman of the Board of National Capitol Life Insurance Co. from 1989 to 1994. Mr. Earthman also practiced law with the firm of Jim Earthman & Associates, P.C. from 1973 to 1997.

Lura M. Griffin.

  Ms. Griffin, age 73, has been a director of the Bank since 1992. Since 1985, Ms. Griffin has been Secretary of Bud Griffin Customer Service, Inc., a retail computer parts and service company with respect to equipment sold by Bud Griffin & Associates, a computer systems support business.

Alton L. Hollis.

  Mr. Hollis, age 69, has been a director of the Bank since 1985. Mr. Hollis has been President and Chairman of the Board of Hollis Oil Company, an independent oil producer and operator, since 1985.

Joseph E. Ives.

  Mr. Ives, age 53, has been a director of the Bank since 1984. He joined the Bank as Senior Vice President and was elected Executive Vice President in 1986. Prior to joining the Bank, Mr. Ives was a Senior Vice President with Texas Commerce Bank - Stafford from 1981 to 1984. Prior to 1981, Mr. Ives was a loan officer with First National Bank of Bellaire and First State Bank of Bellaire.

Larry L. January.

  Mr. January, age 67, has been a director of the Bank since 1983. Mr. January is retired. He was President of January Home Appliance Systems, an appliance sales company, which he founded in 1954, until 1992.

Albert V. Kochran.

  Mr. Kochran, age 73, has been a director of the Bank since March 1998. Mr. Kochran has been Chairman of the Board of Southwest Houston Tire Sales, Inc. since 1976. From 1951 to 1976, he was sales manager of the Southwest Division of the Goodyear Tire and Rubber Company.

I.W. Marks.

  Mr. Marks, age 63, has been a director of the Bank since 1983. Mr. Marks is President, Chief Executive Officer, and owner of I.W. Marks Jewelers, Inc., an independent jewelry business operating in the Southwest Houston area since 1978.

David E. Preng.

  Mr. Preng, age 51, has been a director of the Bank since 1983. Mr. Preng is founder and since 1980, has been President of Preng & Associates, Inc., a retained executive search firm with offices in Houston, London, Moscow, and Vienna. Mr. Preng is a director of Box Energy Corporation.

Mary A. Walker.

  Ms. Walker, age 60, has been a director of the Bank since 1986. She joined the Bank as Vice President in 1983 and was elected a Director of the Bank in 1986 and a Senior Vice President in 1986. Prior to joining the Bank, Ms. Walker was employed with First National Bank of Bellaire as a Vice President and loan officer from 1979 to 1983.

B. Ralph Williams.

  Mr. Williams, age 57, has been a director of the Bank since 1983. He was a founder of the Bank in 1983 and has been President since 1986 and Chief Executive Officer since 1992. Prior to joining the Bank, Mr. Williams was employed by East Texas National Bank of Palestine as a Vice President, Loan Officer, and

Compliance Officer from 1981 to 1983. He was associated with First National Bank of Bellaire as Senior Vice President from 1979 to 1981, and with First State Bank of Bellaire from 1963 until 1979, initially as a teller, and in various capacities advancing to Senior Vice President. Mr. Williams was with Houston National Bank from 1958 to 1963.

  There is no family relationship between any director, executive officer or person nominated or selected by the Board to become a director or executive officer.

Advisory Directors

  The Board of Directors has also elected three advisory directors: Randall W. Dobbs, Sheila J. Duffy, and Robert J. Kramer. The Advisory Directors attend all meetings of the Board of Directors but are not entitled to vote on matters presented to the Board of Directors for its approval.

Randall W. Dobbs.

  Mr. Dobbs, age 40, has been an advisory director of the Bank since 1995. He joined the Bank as its first Cashier in 1983, became Chief of Operations in 1992, and Executive Vice President and Chief of Operations in 1996. Prior to joining the Bank, Mr. Dobbs was employed by Texas Bank & Trust from 1981 until 1983 and First National Bank of Bellaire from 1974 until 1981.

Sheila J. Duffy.

  Ms. Duffy, age 36, joined the Bank as President of the Sugar Land office in 1995 and was elected an Advisory Director in November 1997. From February 1988 to July 1995, she was employed by Park National Bank - Stafford as a Vice President. From 1982 to 1988 she was employed by American National Bank, which was acquired by Park National Bank in 1988.

Robert J. Kramer.

  Mr. Kramer, age 56, joined the Bank on April 1, 1998. From July 1985 to April 1998, he was President and Chief Executive Officer of Independence Bank, N.A., Houston, Texas. From January 1983 to June 1985, he was President and Chief Executive Officer of Mont Belvieu State Bank, Mont Belvieu, Texas. From April 1975 to January 1983, he was Senior Vice President and cashier of Charter National Bank - Colonial, Houston, Texas. Mr. Kramer has been active in banking in the Houston area since 1961.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors held twelve meetings during 1997. The Bank has Audit, Compensation, Personnel, Investment-Asset/Liability, Loan, and Strategic Planning Committees.

  The Audit Committee currently consists of Mr. Dawson, Chairman, Ms Griffin, Mr. January, and Mr. Preng, none of whom is an employee of the Bank. The Audit Committee reviews the general scope of the audit conducted by the Bank's independent auditors, the fees charged therefor, and matters relating to the Bank's internal control systems. In performing its functions, the Audit Committee meets separately with representatives of the Bank's independent auditors and with representatives of senior management. The Audit Committee held four meetings in 1997.

  The Compensation Committee currently consists of Mr. Preng, Chairman, Mr. Bruecher, Mr. Marks, Mr. Barnes, Mr. Dawson, and Mr. Hollis. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Bank's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Bank, administers the Bank's stock option plans, and makes recommendations to the Board of Directors as to option grants to Bank employees under such plans. The Compensation Committee held three meetings in 1997.

  The Personnel Committee currently consists of Mr. Barnes, Chairman, Mr. Cook, Mr. Dawson, Mr. Dobbs, Ms. Griffin, Mr. Hollis, Mr. Ives, and Mr. Williams. The primary function of the Personnel Committee is to set compensation for all personnel of the Bank other than officers. The Personnel Committee met one time during 1997.

  The Investment-Asset/Liability Committee currently consists of Mr. Cook, Chairman, Mr. Hollis, Vice Chairman, Mr. Barnes, Mr. Dobbs, Mr. January, Mr. Preng, and Mr. Willaims. The primary function of the Investment-Asset/Liability Committee is to plan and control the process of matching the mix and maturities of assets and liabilities of the Bank in ways that will provide a favorable and even flow of net interest income while assuming reasonable business risk. The Investment-Asset/Liability Committee met four times during 1997.

  The Loan Committee currently consists of Mr. Williams, Chairman, Mr. Barnes, Mr. Bruecher, Mr. Cook, Mr. Dawson, Mr. Dobbs, Mr. Hollis, Mr. Ives, and Ms. Walker and Peggy Cook, John M. James, and Sandra Scott. The primary function of the Loan Committee is to review and approve requests for loans in excess of the established lending authority of the officers of the Bank. The Loan Committee meets as needed to approve loan applications and met 53 times during 1997.

  The Strategic Planning Committee currently consists of Mr. Preng, Chairman, Mr. Barnes, Mr. Cook, Mr. Dawson, Mr. Dobbs, Ms. Duffy, Mr. Earthman, Mr. Hollis, Mr. Ives, Mr. Marks, and Mr. Williams. The primary function of the Strategic Planning Committee is to develop and review the Bank's strategic plan including the expansion of facilities and services and the development of new products. The Strategic Planning Committee met once during 1997.

  During 1997, each of the current directors attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served (during the period that he or she served) except Mr. Marks who was not able to attend five of the thirteen Board meetings and Mr. Preng who was not able to attend two of the four meetings of the Investment-Asset/Liability Committee.

  Directors of the Bank receive a fee of $500 for each meeting of the Board of Directors attended and $75 for each committee meeting attended.

NOMINATION OF DIRECTORS

  In the event a stockholder entitled to vote for the election of directors at a meeting wishes to make a director nomination at a stockholders meeting, written notice of such stockholder's intent to make such nomination must be given, either by personal delivery or by U.S. mail, postage prepaid, to the President of the Bank, 5320 Bellaire Boulevard, Bellaire, Texas 77401 and to the OCC, not less than 60 nor more than 90 days prior to the meeting. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination, (b) the name, age, business address, home address and principal occupation of the person or persons to be nominated; (c) the principal occupation of the person or persons nominated; (d) the total number of shares of capital stock of the Bank that will be voted for each person nominated; (e) the number of shares of capital stock owned by the notifying stockholder: (f) a representation that the stockholder is a holder of record of stock of the Bank entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (g) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (h) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (i) the written consent of each nominee to serve as a director of the Bank if so elected. The chairman of the stockholder meeting shall determine if a nomination complies with the foregoing requirements and may disregard the nomination of any person not made in compliance with the foregoing procedure.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  Mr. Cook, Chairman of the Board of the Bank, and Mr. Williams, President and Chief Executive Officer of the Bank, served on the Compensation Committee until October 1997. As members of this committee Messrs. Cook and Williams participated in the determination of Committee recommendations to the Board of Directors as to compensation of executive officers of the Bank, including themselves.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Bank's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executives").


                                                   ANNUAL             LONG-TERM
                                                COMPENSATION         COMPENSATION
                                                ------------         ------------
                                                                        STOCK
      NAME AND                                                        UNDERLYING     ALL OTHER
 PRINCIPAL POSITION                     YEAR  SALARY($)  BONUS ($)    OPTIONS(#)   COMPENSATION(1)
 ------------------                     ----  ---------  ---------    ----------   ---------------
B. Ralph Williams..................     1997  $144,000   $25,000        10,000        $17,201
President and                           1996   121,000    20,000            --         12,944
Chief Executive Officer                 1995   118,000    15,000            --         11,355

Frank G. Cook......................     1997   110,000    35,000        10,000         19,073
Chairman of the Board                   1996   110,000    25,000            --         13,840
                                        1995   118,000    20,000            --         12,367

Joseph E. Ives.....................     1997    91,800    10,000        10,000         13,560
Executive Vice President                1996    89,400     7,500            --         10,856
                                        1995    87,200     5,000            --          9,363

Randall W. Dobbs...................     1997    84,100    10,000        10,000         12,200
Executive Vice President, Cashier       1996    79,300     7,500            --          9,798
and Chief of Operations                 1995    74,600     5,000            --          8,618

Mary A. Walker.....................     1997    84,600    10,000        10,000         13,393
Vice President and Director             1996    82,200     7,500            --          9,866
                                        1995    80,200     5,000            --          9,192

--------------
(1) Includes fees for Director's meetings attended, the Bank's contribution to the Bank's 401(k) plan, and premiums on additional life insurance.

OPTIONS GRANTED DURING 1997

     The following table contains information concerning the grant of stock options under the Bank's stock option plans to the Named Executives during the year ended December 31, 1997.

                                       % OF TOTAL
                       NUMBER OF         OPTIONS                                POTENTIAL REALIZABLE VALUE AT ASSUMED
                      SECURITIES       GRANTED TO                                    ANNUAL RATES OF STOCK PRICE
                      UNDERLYING       EMPLOYEES IN      EXERCISE                  APPRECIATION FOR OPTION TERM(1)
                       OPTIONS         FISCAL YEAR        PRICE      EXPIRATION    -------------------------------
      NAME           GRANTED (#)          1997            ($/SH)        DATE            5%($)          10%($)
      ----           -----------       ------------      --------    ----------         -----          ------
B. Ralph Williams.      10,000             9.5%           $9.00        6/23/07         $56,600        $143,437

Frank G. Cook.....      10,000             9.5             9.00        6/23/07          56,600         143,437

Joseph E. Ives....      10,000             9.5             9.00        6/23/07          56,600         143,437

Randall W. Dobbs..      10,000             9.5             9.00        6/23/07          56,600         143,437

Mary A. Walker....      10,000             9.5             9.00        6/23/07          56,600         143,437

--------------
(1) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the rules adopted by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Bank's stock price. The potential realizable values are based on an assumption that the stock price of the shares of Bank Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The values do not take into account amounts required to be paid as income taxes or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to four years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information concerning the value realized on the exercise of stock options be the Named Executives during 1997 and the value of unexercised options held by each of the Named Executives at December 31, 1997.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                        OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                         SHARES                      DECEMBER 31, 1997                 DECEMBER 31, 1997(1)
                       ACQUIRED ON   VALUE           -----------------                 --------------------
                        EXERCISE    REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
                        --------    --------     -----------     -------------      -----------     -------------
B. Ralph Williams..           --     $    --       17,424            21,616        $169,884              $148,256
Frank G. Cook......           --          --           --            10,000              --                35,000
Joseph E. Ives.....           --          --        8,712            15,808          84,942                91,628
Randall W. Dobbs...        4,390      29,784        5,880            13,920          57,330                73,220
Mary A. Walker.....        3,300      19,701        6,534            14,356          63,706                77,471

------------
(1) The value is based on a closing price of $12.50 per share on December 31, 1997.

SEVERANCE AGREEMENTS

     The Board of Directors has entered into agreements with Messrs. Williams, Dobbs, Ives, and James and Ms. Walker and Duffy which provide generally that in the case of a change in control of the Bank and the discharge of any such officer without cause within two years after such change in control, such officer will be paid for two years and eleven months at their current salary. To be eligible for such payment, the named officers must remain in the Bank's employ until the change in control is completed.

EMPLOYEE STOCK OPTION PLANS

     The stockholders of the Bank approved employee stock option plans in 1992, 1994, 1995, and 1997, providing for the grant of options, after adjustment for stock splits and dividends, for 72,600, 36,300, 12,100, and 95,000 shares, respectively. Options granted under the plans may be either "non-qualified" or "incentive" stock options. The price at which options may be granted may not be less than the fair market value on the dates of grant. Generally, under the plans, options vest 20% at the end of the third year following the date of grant, an additional 20% at the end of each of the two following years, and are exercisable in full at the end of the sixth year following the date of grant. Options must be exercised within ten years following the date of grant or no more than three months after the optionee's termination of employment with the Bank, if earlier.

     At December 31, 1997, options for 180,950 shares granted to 16 employees were outstanding, with per share exercise prices ranging from $2.75 to $9.00 per share (as adjusted for subsequent stock dividends and stock splits), and of the outstanding options, options to purchase an aggregate of 45,334 shares were exercisable.

401(K) PLAN

     In 1991, the Bank adopted a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) (the "401(k) Plan") covering substantially all employees. Each year the Bank determines, at its discretion, the amount of contributions to the 401(k) Plan. Total plan expense charged to the Bank's operations for 1997, 1996, and 1995 was approximately $180,000, $128,000, and $95,000, respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee annually evaluates the performance of management, reviews the compensation levels of members of management, and considers management succession and related matters. The Committee reviews with the Board of Directors in detail all of compensation for the seven officers who constitute the Bank's senior management group including a recommendation for annual cash bonuses and grants of stock options.

     The Compensation Committee administers an executive compensation plan which is designed to:

1. Allow the Bank to compete for and retain executives critical to the Bank's future success by providing compensation that is commensurate with the Bank's position as a well-capitalized institution which is engaged in various activities to enhance its business.

2. Align the interest of its executives with the interest of the Board of Directors and the Bank's stockholders by providing performance based awards through annual cash bonuses and salary increases.

3. Increase ownership in the Bank Common Stock by the Bank's senior management through the grant of stock options, thereby providing further incentive to senior officers to improve the performance of the Bank and the Bank Common Stock.

     The Compensation Committee believes that compensation for the senior management of the Bank should be based on achievement of an overall corporate profit goal as well as business and individual goals and should provide an incentive for effective management of the Bank's assets.

  In 1997, the Compensation Committee based its evaluation of the performance and compensation of the chief executive officer and the other executive officers primarily on their leadership and performance in achieving the 1997 corporate performance goals of the Bank as well as on peer data for comparable positions in financial institutions of a similar size.

                                    David E. Preng, Chairman
                                    John B. Barnes
                                    William H. Bruecher, Jr.
                                    Alton L. Hollis
                                    I.W. Marks

STOCK PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative total stockholder returns for the Bank as compared with the Nasdaq National Market Composite Index and the Nasdaq Composite Bank Stock Index. This graph covers the period from October 1, 1997, when the Bank Common Stock was first traded on the Nasdaq Stock Market, through December 31, 1997, and assumes that $100 was invested on October 1, 1997, in the Bank Common Stock, the Nasdaq National market Composite Index and the Nasdaq Composite Bank Stock Index, and that all dividends were reinvested. The historical stock price performance for the Bank Common Stock shown on the graph is not necessarily indicative of future stock performance.

                             [GRAPH APPEARS HERE]


                                      October 1, 1997    December 31, 1997
--------------------------------------------------------------------------
Bank Common Stock                         $100.00              $104.49
--------------------------------------------------------------------------
Nasdaq NMS Composite                       100.00                93.78
--------------------------------------------------------------------------
Nasdaq Composite Bank Index                100.00               114.53
----------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Bank's directors, executive (and certain other) officers, and any persons holding more than ten percent of the Bank Common Stock are required to report their ownership of Bank Common Stock and any changes in that ownership to the Bank and the OCC. Specific due dates for these reports have been established by regulation and the Bank is required to report in this proxy statement any failure to file by these dates in 1997. All of these filings were satisfied by the Bank's directors, officers, and ten percent holders, except that Mr. Chancelor made a late filing of his Form 3 following his election as a director of the Bank and Mr. Dobbs made a late filing of a Form 4 following the exercise of stock options in December 1997.

     As of April 30, 1998, the Bank believes that all directors, officers and ten percent holders are current in their filings. In making these statements, the Bank has relied on the written representations of its directors, officers and ten percent holders and copies of reports that they have filed with the OCC.

INTERESTS OF MANAGEMENT AND OTHER IN CERTAIN TRANSACTIONS

     Many of the directors and executive officers of the Bank and their associates, which include corporations, partnerships, and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 1997, the Bank made loans in the ordinary course of business to certain directors of the Bank and their associates, all of which the Bank believes were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers, and principal stockholders of the Bank (i.e., those who own 10% or more of the outstanding shares of Common Stock) are subject to limitations contained in the Federal Reserve Act and regulations issued by the Federal Reserve Board, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and principal stockholders satisfy the foregoing standards. On December 31, 1997, all of such loans aggregated approximately $775,000, which was 2.5% of the Bank's Tier 1 capital at such date. The Bank expects to have such transactions or transactions on a similar basis with its directors, executive officers, and principal stockholders and their associates in the future.

                 RATIFICATION OF THE SELECTION OF INDEPENDENT
                             AUDITORS FOR THE BANK

     The Board of Directors of the Bank has selected the accounting firm of Mann Frankfort Stein & Lipp, Certified Public Accountants, a Professional Corporation, to audit the Bank's financial statements for, and otherwise act as the Bank's independent accountants with respect to the fiscal year ending December 31, 1998. In accordance with the Board's resolution, the selection of Mann Frankfort Stein & Lipp for the current fiscal year is submitted to stockholders for ratification. The Bank knows of no direct or indirect financial interest by Mann Frankfort Stein & Lipp in the Bank.

     Mann Frankfort Stein & Lipp, served as the Bank's independent auditors for the 1997 fiscal year. In addition to performing customary audit services, Mann Frankfort Stein & Lipp assisted the Bank with the preparation of its federal and state tax returns and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Bank's Board of Directors after the Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the accountants. The Bank has been advised by Mann Frankfort Stein & Lipp that none of its members has any financial interest in the Bank.

     A representative of Mann Frankfort Stein & Lipp is expected to be present at the Annual Meeting and will be available to make a statement if he or she so desires, and to respond to appropriate questions of the stockholders.

     The proposal to ratify the appointment of Mann Frankfort Stein & Lipp as the Bank's independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP AS THE INDEPENDENT AUDITORS OF THE BANK.

                            PROPOSED REORGANIZATION

MERGER AGREEMENT

     Under the terms of the Merger Agreement, the Bank will merge with, into and under the Charter of the New Bank, a subsidiary of the Holding Company, and each whole outstanding share of the Bank Common Stock (other than shares as to which dissenters' rights have been perfected and other than fractional shares in lieu of which cash will be issued) will be converted into the right to receive one share of the Holding Company Common Stock (the "Merger").

     The New Bank is an interim national banking association, organized for the sole purpose of merging with the Bank to effect the reorganization. The New Bank will conduct no banking business prior to the Merger.

     Upon consummation of the Plan of Reorganization, the Bank will become an indirect wholly-owned subsidiary of the Holding Company, and the stockholders of the Bank will become stockholders of the Holding Company. The Bank will continue its banking business substantially unchanged and under the same management.

     On March 24, 1998, the Boards of Directors of the Bank, the New Bank, and the Holding Company approved the Merger Agreement. The Merger Agreement may be amended by mutual consent of the Parties before or after approval and adoption by the Bank's stockholders except for provisions relating to the conversion of shares of Common Stock of the Bank into shares of common stock of the Holding Company.

     THE MERGER AGREEMENT MUST BE APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 66-2/3% OF THE OUTSTANDING SHARES OF THE BANK'S COMMON STOCK.

     The Merger Agreement is subject to the consent and approval of certain governmental authorities, including approval by the Federal Reserve Board and the OCC. The Holding Company is required to register with the Federal Reserve Board as a bank holding company under the BHCA. The required notice will be filed with the Federal Reserve Board. Applications for approval of the Merger will be filed with the Federal Reserve Board and with the OCC.

     The Merger Agreement may be amended by the mutual consent of the Boards of Directors of the Bank, the New Bank and the Holding Company even after they are approved by the Bank's stockholders. The Board of Directors, however, may not amend any provisions relating to the conversion of shares of the Bank into shares of the Holding Company without stockholder approval. The Board of Directors of the Bank may also terminate the Merger Agreement at any time before the consummation of the Merger, if the Board of Directors believes that the reorganization would be inadvisable, for any reason.

     As required by generally accepted accounting principles, the Merger will be accounted for in a manner similar to a pooling of interests at historical cost.

     For additional information, see the Merger Agreement, attached hereto as Exhibit A and incorporated by reference herein.

REASONS FOR THE PROPOSED REORGANIZATION

     In the opinion of the Board of Directors of the Bank, the formation of a bank holding company will provide the Bank with greater flexibility in acquiring other financial institutions and flexibility in engaging in non-banking activities, to utilize alternative sources of capital that are not available to the Bank such as the issuance of trust preferred stock, and in responding to changes in law, and will provide investors and potential investors with increased access to financial information with respect to the Bank through the SEC's Internet site.

     Flexibility in Acquisitions. A part of the Bank's strategy is to expand into new areas of the greater Houston metropolitan area that complement its existing or targeted customer base by opening new branch offices or acquiring existing financial institutions. As a national bank, the Bank is prohibited from having a subsidiary that is a bank. Consequently, if the Bank wishes to acquire the stock of another bank, the acquisition must be done as a merger. Under the National Bank Act all mergers involving a national bank must be presented to the stockholders of the Bank for approval. The calling of a stockholders meeting and preparation of the required proxy statement is a time consuming and expensive project. A holding company may have more than one bank subsidiary. Consequently, the Holding Company will be able to acquire either the assets or stock of other banks for cash or stock of the Holding Company without having to present each acquisition to the stockholders of the Holding Company subject to certain limitations on the number of shares of Holding Company Common Stock that may be issued in an acquisition without stockholder approval.

     Non-Banking Activities. Under the BHCA, with the prior approval of the Federal Reserve Board, the Holding Company may organize or acquire certain other financially related businesses without stockholder approval. The Holding Company has no present plans for such acquisition. Subsidiaries of the Holding Company, not engaged in banking, but in activities related to banking, are not subject to geographic restrictions. See, "Description of the Holding Company -- Permitted Activities".

     Flexibility in Financing. The authorized capitalization of the Holding Company, whose Articles of Incorporation authorize 30,000,000 shares of Holding Company Common Stock, provides flexibility in financing to the Holding Company. If the Merger is approved, approximately 5 million shares of Holding Company Common Stock will be issued in connection with the consummation of the Merger, leaving approximately 25 million authorized but unissued shares of Holding Company Common Stock. The authorized but unissued shares of Holding Company Common Stock would be available for issuance from time to time by action of the Board of Directors to raise additional capital, for acquisitions, or for other corporate purposes without further action by the stockholders of the Holding Company unless otherwise required by law. Such issuance could result in a dilution of voting rights and book value per share as to the Holding Company Common Stock. There are no present plans, arrangements or commitments for the issuance of any such shares. The ability to incur indebtedness at the Holding Company level and to contribute the proceeds of such indebtedness to the Bank as equity capital provides further flexibility.

     Another advantages of formation of a Holding Company is the greater number of alternatives in connection with the raising capital. One of alternatives is the issuance of trust preferred stock.

     Protection Against an Unfriendly Takeover. See, "Description of the Holding Company's Stock -- Anti-Takeover Provisions."

     Availability of Financial Information. The Bank's primary federal regulatory agency is the OCC. Since the Bank's Common Stock is registered under the Securities Act and the 1934 Act, the Bank is subject to the reporting requirements of the SEC and is required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements. However, all of these filings are made with the OCC rather than the SEC. While this information is available to the public at the offices of the OCC, the OCC does not maintain an Internet site such as the Edgar service maintained by the SEC permitting online computer access to documents filed by the Bank. The Holding Company will file its periodic reports and proxy statements with the SEC. Accordingly, such reports and statements will be available to the public via online computer access through the SEC's Edgar system. The Board of Directors of the Bank believes that this access will be beneficial both for current investors and prospective investors in the Holding Company.

STOCKHOLDER APPROVAL

     An affirmative vote of 66-2/3% of the issued and outstanding shares of Common Stock of the Bank is necessary to approve and adopt the Merger Agreement.

EFFECTIVE DATE

     The reorganization and the Merger shall be effective at the time and on the date specified on the certificate to be issued by the OCC and the Federal Reserve Board. The Bank will request that the OCC and the Federal Reserve Board issue a certificate no later than June 30, 1998 (the "Effective Date"). Neither the OCC nor the Federal Reserve Board will issue a certificate before they approve the Merger. Final approval will not be considered and given until the Holding Company and the Bank give notice that holders of at least 66-2/3% of the issued and outstanding shares of Common Stock of the Bank have approved and adopted the Merger Agreement.

     The approval of the OCC and of the Federal Reserve Board reflects only the regulator's view that the transaction does not contravene the competitive standards of law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations. Such approval is not to be interpreted as an opinion by the regulators that the reorganization is favorable to the stockholders from a financial point of view or that these agencies have considered the adequacy of the terms of the exchange. THE REGULATORS' APPROVAL IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE REORGANIZATION OR OF THE MERGER.

EFFECT OF REORGANIZATION ON BANK'S BUSINESS AND STOCKHOLDERS

     The New Bank is a national bank, organized by the Holding Company, for the sole purpose of effecting the reorganization and holding company formation. The New Bank is a subsidiary of the Holding Company. The New Bank will conduct no banking business prior to the proposed merger. On the Effective Date, the Bank will merge with, into and under the Charter of the New Bank.

     On the Effective Date, stockholders of the Bank will cease to have any rights as stockholders of the Bank and their rights will relate solely to the shares of the Holding Company Common Stock, or, if voted against the Merger or dissented in accordance with Section 215a(b) of the National Bank Act they will have the right to receive cash in the amount of the appraised value of their shares of Bank Common Stock. See "Rights of Dissenting Stockholders" and Exhibit D - Excerpts from Section 215a(b) of the National Banking Act, Relating to Dissenters' Rights.

CONVERSION OF STOCK

     On the Effective Date, stockholders of the Bank who do not perfect dissenters' rights will become stockholders of the Holding Company by reason of the Merger. They will own the same number of shares of the Holding Company Common Stock as they previously owned of the Bank Common Stock with the exception of fractional shares. Cash equal to the fair market value of the fractional interest on the Effective Date will be paid in lieu of fractional shares. Each outstanding whole share of the Bank Common Stock will automatically be converted into and become the right to receive one share of Holding Company Common Stock.

     The Bank has issued options representing the ability to purchase 170,950 shares of Bank Common Stock at prices ranging from $2.75 per share to $9.00 per share. The Holding Company will assume the obligation of the Bank under any options outstanding and unexercised on the Effective Date. Option holders will receive stock options to purchase the same number of shares at the same exercise price had the option been exercised prior to the Merger.

EXCHANGE OF STOCK CERTIFICATES

     The outstanding stock certificates that represent one share of the Bank Common Stock will be deemed automatically to represent one share of the Holding Company Common Stock. Stockholders will be required to exchange their present stock certificates (bearing the name "Citizens National Bank of Texas Bank") for new stock certificates (bearing the name "CNBT Bancshares, Inc."). The Board of Directors has reserved the right to withhold any dividends from those stockholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after being advised by the Board of Directors of such exchange of share certificates.

     Upon consummation of the reorganization, the Holding Company will mail to holders of Bank Common Stock a letter of transmittal and instructions related to the exchange of the Bank Common Stock certificate for certificates representing the number of shares of Holding Company Common Stock into which their Bank Common Stock has been converted as a result of the reorganization.

     BANK STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE SUCH NOTIFICATION.

TRADING AND RESALE OF HOLDING COMPANY COMMON STOCK

     The shares of Holding Company Common Stock to be received in connection with the Merger will not require registration under the Securities Act for their subsequent transfer, except that shares of the Holding Company Common Stock to be received by persons who are deemed to be "affiliates" of the Bank (directors, certain officers, and stockholders owning five percent or more of the outstanding shares of Common Stock), within the meaning of Rule 145 under the Securities Act, may be resold by affiliates without further registration only in transactions permitted under certain sections of Rule 144 under the Securities Act or pursuant to other exemptions under the Securities Act. Rule 144, among other things, will operate generally to limit the number of shares of Holding Company Common Stock that may be sold in any three-month period by any one affiliate not acting in concert with others to one percent of the outstanding shares of the Holding Company Common Stock. This limitation will cease at the end of one year following the Effective Date as to former affiliates of the Bank who are not affiliates of the Holding Company. Most affiliates of the Bank, however, will at least initially also be affiliates of the Holding Company and thus may only sell shares of Holding Company Common Stock in transactions permitted under Rule 144 or otherwise in compliance with the Securities Act.

TAX CONSEQUENCES

     Under the current provisions of the Code it is anticipated that: (1) no gain or loss will be recognized by the Bank, the Holding Company, or the New Bank by reason of the reorganization; (2) no gain or loss will be recognized by the Bank's stockholders upon the exchange of the Bank Common Stock solely for the Holding Company Common Stock pursuant to the reorganization, except for any stockholder of the Bank who receives payment in cash as a dissenting stockholder or for fractional shares; (3) the tax basis of the Holding Company Common Stock to be owned by each of the Bank's stockholders will be the same as the tax basis of the Bank Common Stock theretofore owned by such stockholder; (4) the holding period of the Holding Company Common Stock into which the Bank Common Stock has been converted will include the holding period of the Bank Common Stock, provided that the Bank Common Stock was held as a capital asset on the date of the conversion; (5) the New Bank will carry-over and take into account all accounting items of the Bank such as earnings and profits, method of accounting, inventories, etc.; and (6) any distribution by the New Bank to the Holding Company for the repayment of the loan to charter the New Bank will be disregarded as having any tax consequence.

     In general, cash received by dissenting stockholders of the Bank or for fractional shares will be treated as amounts distributed in redemption of their Bank Common Stock and will be taxable under Section 302(a) of the Code as a capital gain or loss if the shares are held as a capital asset, or, otherwise, as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting stockholder due to Code rules that require that certain stockholders be treated as owning shares actually owned by other individuals and entities (i.e., certain individuals related to the stockholder and certain partnerships, estates, trusts and corporations in which the stockholder has an interest); if so, the amounts paid to the dissenting stockholder may be taxable as dividends because they would be treated as distributions to which Code Section 301 applies and not as a redemption under Code Section 302(a).

     STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS IN ORDER TO MAKE AN INDIVIDUAL APPRAISAL OF THE FEDERAL, STATE AND LOCAL INCOME TAX AND PERSONAL PROPERTY AND OTHER TAX CONSEQUENCES OF THE CONSUMMATION OF THE REORGANIZATION AND MERGER AND THE EXERCISE OF DISSENTERS' RIGHTS.

RIGHTS OF DISSENTING STOCKHOLDERS

     Any stockholder who objects to the Merger may seek the remedies provided by
Section 215a(b)and (c) of the National Bank Act. The following summary of Dissenters' Rights granted pursuant to the National Banking Act does not purport to be complete and is qualified in its entirety by reference to Exhibit D hereto, which contains the complete text of Dissenters' Rights. Exhibit D is incorporated herein by reference in its entirety.

     Any stockholder of the Bank who has voted against the Merger at the Annual Meeting or has given notice in writing at or prior to such meeting to the presiding officer that he or she dissents from the Merger is entitled to receive the value of the shares of Bank Common Stock held by such stockholder when the Merger has been approved by the OCC upon written request made to the Bank at any time within 30 days after the consummation of the Merger, accompanied by surrender of the stockholder's stock certificate.

     The value of the shares of Bank Common Stock of any dissenting stockholder shall be ascertained as of the effective date of the Merger by an appraisal made by a committee of three persons, composed of (1) one selected by vote of the holders of a majority of the dissenting stockholders, (2) one selected by the directors of the Bank, and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting stockholder who has requested payment, that stockholder may, within five days after being notified of the appraised value of his or her shares, appeal to the OCC, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of such stockholder.

     A VOTE AGAINST THE PLAN OF REORGANIZATION AND PLAN OF MERGER, WHETHER CAST BY PROXY OR IN PERSON AT THE ANNUAL MEETING, SHALL NOT, IN ITSELF, CONSTITUTE THE REQUIRED WRITTEN REQUEST FOR PAYMENT.

     A stockholder may assert Dissenters' Rights as to fewer than all of the shares of the Bank's Common Stock registered in his or her name only if he or she dissents with respect to all the shares beneficially owned by any one person and notifies the Bank of the name and address of the beneficial owner or owners on whose behalf he or she dissents. A stockholder may assert Dissenters' Rights with respect to shares owned beneficially but not registered in his or her name if he or she submits to the Bank a written consent of the record stockholder prior to commencement of the voting by the stockholders on the Merger at the Annual Meeting. A stockholder may not dissent with respect to some but less than all shares owned beneficially, whether or not the shares so owned are registered in the stockholder's name.

     If the Merger is approved and adopted by the stockholders at the Annual Meeting, the Bank will mail a further notice to all stockholders who timely filed a written notice of intention to demand payment and who refrained from voting in favor of the proposed merger. The further notice will include the following: (1) information concerning where and when a request for payment must be sent; (2) where and when a stockholder must deposit the certificates representing his Common Stock in order to obtain payment; (3) a form to be used by a stockholder for requesting payment that includes a request for certification of the date on which the stockholder, or the person on whose behalf the stockholder dissents, acquired beneficial ownership of the shares; and (4) a copy of Section 215a of the National Bank Act. The time set by the Bank for receipt of the demand for payment and deposit of the certificates by stockholders shall not be less than 30 days from the mailing of the notice. A STOCKHOLDER WHO FAILS TO TIMELY FILE THE FORM FOR REQUESTING PAYMENT OR FAILS TO DEPOSIT HIS OR HER COMMON STOCK CERTIFICATES, AS REQUIRED BY THE NOTICE, SHALL NOT HAVE ANY RIGHT TO RECEIVE PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES. A dissenting stockholder shall retain all other rights of a stockholder until those rights are modified by consummation of the Merger.

     THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF THE RIGHTS AND OBLIGATIONS OF DISSENTING STOCKHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF SECTION 215a OF THE NATIONAL BANK ACT, WHICH PROVISIONS ARE

REPRODUCED AND SET FORTH IN FULL IN EXHIBIT D TO THIS PROXY STATEMENT AND PROSPECTUS.

     FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN SECTION 215A OF THE NATIONAL BANK ACT REGARDING DISSENTERS' RIGHTS WILL CONSTITUTE A WAIVER OF APPRAISAL RIGHTS. STOCKHOLDERS MAY WISH TO CONSULT INDEPENDENT LEGAL COUNSEL BEFORE EXERCISING DISSENTERS' RIGHTS.

     Except as set forth herein, notification of the beginning or end of any statutory period will not be given by the Bank to any dissenting stockholders.

REGULATORY APPROVALS

     Consummation of the Merger is subject to the approval of the Federal Reserve Board and the OCC, hereinafter collectively designated as the "Bank Regulatory Authorities". Applications to charter the New Bank and for approval of the Merger will be filed with the OCC. The Holding Company will also file a notice with the Federal Reserve Board for permission to become a Bank Holding Company.

     In general, the Bank Regulatory Authorities may disapprove this transaction if the Merger and the reorganization of the Bank into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.

     In addition, the Merger may not be consummated for 15 days from the date of the later approval by the OCC or approval by the Federal Reserve Board if there has been no challenge issued by the United States Department of Justice on anti-trust grounds in which case the period of time before which consummation may occur may be extended. The Merger and the reorganization of the Bank into a one-bank holding company cannot proceed in the absence of requisite regulatory approvals. The approval of the Bank Regulatory Authorities reflects only the Bank Regulatory Authorities's view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations. Such approval is not to be interpreted as an opinion by the Bank Regulatory Authorities that the reorganization is favorable to the stockholders from a financial point of view or that the Bank Regulatory Authorities have considered the adequacy of the terms of the exchange. THE BANK REGULATORY AUTHORITIES' APPROVAL IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE REORGANIZATION AND MERGER.

     There can be no assurance that the Bank Regulatory Authorities will approve the reorganization and the Merger, and, if approvals are granted, there can be no assurance as to the grant date of such approvals.

CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Bank as of December 31, 1997, and of the New Bank and the Holding Company prior to the Merger, and as adjusted to reflect consummation of the Merger.

                                                       NEW            HOLDING
                                         BANK          BANK           COMPANY
                                         ----          ----           -------
                                              (DOLLARS IN THOUSANDS)
Prior to the Reorganization

Borrowings under line of credit       $         0   $        0    $   240,000(1)

Number of shares of capital stock:
  Authorized Common Stock              30,000,000    30,000,000    30,000,000
  Issued and outstanding Common Stock   5,044,181(2)    200,000           100

Stockholders' Equity:
    Common Stock                      $    10,242   $       200   $       0.1
    Surplus                                16,656            40           0.9
    Retained earnings                       3,637             0             0
    Net unrealized gains on
      available-for-sale
      securities, net of federal
      income taxes of $573,000              1,112             0             0
  Total stockholders' equity          $    31,647   $       240   $         1

After the Reorganization

Borrowings under line of credit       $         0   $         0   $         0(1)

Number of shares of capital stock out
  standing:
    Common Stock                                0       200,000     5,044,181

Stockholders' Equity
    Common Stock                                    $       200   $     5,044
    Surplus                                              26,938        25,603
    Retained Earnings (3)                                 3,397             0
    Net unrealized gains on available-
      for-sale securities, net of
      federal income taxes of $573,000                    1,112             0
  Total stockholders' equity                        $    31,647   $    31,647

------------
(1) The Holding Company has arranged to draw upon a $250,000 line of credit provided by the Bank to capitalize the New Bank. It is anticipated that the Holding Company will not draw on the line of credit until several days before the effective date of the Merger. The capital of the New Bank will not be retained in the continuing bank. Such line of credit will be repaid immediately after the effective date of the Merger from funds provided by a special dividend from the continuing bank to the Holding Company. Because of the short duration of borrowings outstanding under the line, the resulting interest expense is expected to be minimal.
(2) Does not include 180,950 shares of Common Stock reserved for issuance upon exercise of options granted under the Bank's stock option plans at December 31, 1997.
(3) After the Merger the continuing bank will declare a special dividend to the Holding Company which will reduce retained earnings. The special dividend will be used to repay the line of credit and to pay the organization expenses of the Holding Company.

COMPARISON OF STOCKHOLDER RIGHTS

     One result of the consummation of the proposed reorganization is that stockholders of the Bank, whose rights are presently governed by the National Bank Act, will become stockholders of the Holding Company, and their rights in the future will be governed by the Texas Business Corporation Act. Another result is that the Articles of Incorporation and By-laws of the Holding Company differ in several aspects from those of the Bank.

     The following table compares the rights of stockholders of the Bank with the rights of stockholders of the Holding Company. This table is qualified by the more detailed information appearing elsewhere in this Proxy Statement and Prospectus and in the exhibits hereto and is not intended to be an exhaustive comparison.

                                            The Bank                             The Holding Company
                                            --------                             -------------------
Authorized and outstanding           30,000,000 shares, $2.03 par              30,000,000 shares, $1.00 par
shares of capital stock              value, Common Stock, 5,054,181            value, of Common Stock, of
                                     outstanding.                              which 5,054,181 would be
                                                                               outstanding after the Merger.

Voting rights                        One vote per share with                   One vote per share with no
                                     cumulative voting for directors.          cumulative voting rights.

Preemptive rights                    None.                                     None.

Dividends                            As declared by the Board of               As declared by the Board of
                                     Directors; may not exceed in any          Directors; the Bank's dividend
                                     calendar year the Bank's net              restriction apply indirectly to the
                                     income for that year plus its             Holding Company as cash
                                     retained net income for the               available for dividend
                                     preceding two years, may not              distributions will initially come
                                     exceed the Bank's undivided               from dividends paid to the Bank
                                     profits, and may be made if after         by the Holding Company. Federal
                                     making the dividend, the Bank             Reserve Board policy that bank
                                     would be "under-capitalized."             holding companies should pay
                                                                               cash dividends only out of
                                                                               income over the past year and
                                                                               only if prospective earnings
                                                                               retention is consistent with the
                                                                               organization's expected future

                                                                               needs and financial condition. In
                                                                               addition, the Holding Company
                                                                               may not pay a dividend if: (1)
                                                                               after giving effect to the dividend,
                                                                               the Holding Company would be
                                                                               insolvent or (2) the dividend
                                                                               exceeds the surplus of the
                                                                               Holding Company.

Amendments of By-laws                Approval by a majority of the             Approval by a majority of the
                                     Board of Directors.                       Board of Directors.

Stockholder action

(a) Mergers, consolidations, etc.    Approval by vote of at least 66-2/3%      Approval by a vote of at least a
                                     of outstanding shares.                    majority of the outstanding
                                                                               shares.

(b) Liquidation, sale of             Approval by vote of at least 66-2/3%      Approval by a vote of  at least a
    substantially all assets         of outstanding shares.                    majority of the outstanding
                                                                               shares.

(c) Special stockholder              Upon request of a majority of the         Upon request of a majority of the
    meetings                         Board of Directors, the Chairman          Board of Directors, the Chairman
                                     of the Board, or the Chief                of the Board, the Chief Executive
                                     Executive Officer.                        Officer, or stockholders owning
                                                                               at least 33-1/3% of the
                                                                               outstanding shares of Holding
                                                                               Company Common Stock.

Authorization of additional shares   Approval by a vote of at least a          Approval by a vote of at least a
                                     majority of outstanding shares.           majority of outstanding shares.

Amendment of Articles of             Approval by a vote of at least a          Approval by vote of at least a
Association or Incorporation         majority of outstanding shares.           majority of outstanding shares.
(other than for the purposes stated
above)

Repurchase of Capital Stock          Cannot repurchase or retire any           Stock can be repurchased if: (1)
                                     part of its stock without prior           after giving effect to the purchase
                                     regulatory approvals and                  the Holding Company would not
                                     stockholder approval.                     be insolvent or (2) the purchase
                                                                               would not exceed the surplus of
                                                                               the Holding Company. In
                                                                               addition, no more than ten
                                                                               percent of the outstanding shares
                                                                               of Holding Company Common
                                                                               Stock may be repurchased in any
                                                                               12-month period without prior
                                                                               regulatory approval.

     In some jurisdictions, shares of common stock of a business corporation such as the Holding Company may be treated differently from shares of stock of a state banking institution for legal investments for institutions and fiduciaries, and as the subject of personal property taxation. Thus, stockholders of the Bank may desire to determine whether the status of their shares under local or state laws applicable to them would be changed upon the effective date of the Merger.


                      DESCRIPTION OF THE HOLDING COMPANY

ORGANIZATION

     The Holding Company was organized as a Texas business corporation and incorporated under Texas law on April 7, 1998, at the direction of the Board of Directors of the Bank for the purpose of becoming a bank holding company by acquiring all of the Bank's outstanding common stock. The Holding Company has authorized 30,000,000 shares of Common Stock, par value $1.00 per share. Currently, there are 100 shares of the Holding Company Common Stock outstanding and held by the Bank.

     The Holding Company expects to function primarily as the indirect holder of all of the Bank's common stock. It may, in the future, acquire or form additional subsidiaries, including other banks, to the extent permitted by law. For state tax planning purposes contemporaneous with the closing of the Merger, the Holding Company will contribute the shares of the Bank that it owns to CNBT Bancshares (Delaware), Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Holding Company (the "Subsidiary Holding Company"). The only function of the Subsidiary Holding Company will be to hold all of the shares of the Bank's common stock.

     At present, the Holding Company does not own or lease any property and has no paid employees. It will not actively engage in business until after the consummation of the Merger. Until then, the Holding Company will use the Bank's space and employees without payment. Thereafter, it will reimburse the Bank on a fair and reasonable basis for all services furnished to it.

     Copies of the Articles of Incorporation and By-laws of the Holding Company are attached to this Proxy Statement and Prospectus as Exhibits B and C, respectively.

MANAGEMENT

     On the Effective Date, the Board of Directors of the Holding Company will consist of those persons who are members of the Board of Directors of the Bank. (For a list of Directors of the Bank, see "Election of Directors," above.)

The officers of the Holding Company are as follows:

Name                       Age          Position
----                       ---          --------
Frank G. Cook............   72      Chairman of the Board
B. Ralph Williams........   57      President and Chief Executive Officer
Randall B. Dobbs.........   40      Vice President, Secretary,  and Treasurer

COMPENSATION

     Because the Holding Company was not in existence in 1997, it paid no remuneration to its directors and officers for that year. Further, the Holding Company has paid no remuneration to its officers to date during 1998. In the future, the Holding Company may pay each of its directors for attendance at meetings of the Board of Directors.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Bank expects to extend its present directors' and officers' liability insurance policy to cover the Holding Company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the Holding Company. The provisions of the insurance policy would probably not indemnify any of the Holding Company's officers and directors against liability arising under the Securities Act.

     Texas law and the By-laws of the Holding Company and of the Bank provide for broad indemnification of officers and directors against liabilities and expenses incurred in legal proceedings. In addition, the By-laws of the Holding Company and the Bank limit the liability of directors for monetary damages under certain conditions.

     In the opinion of the SEC, indemnification of officers, directors or persons controlling the Holding Company for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SUPERVISION AND REGULATION OF THE HOLDING COMPANY

     The Holding Company will be subject to the jurisdiction of the SEC and of state securities commissions for matters relating to the offering and sale of its securities. Presently, the Bank is subject to the jurisdiction of the OCC. Accordingly, additional issuances of Holding Company stock to raise capital and for dividend reinvestment, stock option and other plans will be subject to such registration (absent any exemption from registration). Registration will require the incursion of some additional costs by the Holding Company that the Bank does not presently have to incur since the OCC does not presently impose any fee for registering securities.

     On the Effective Date, the Holding Company will become subject to the provisions of the BHCA, and to supervision by the Federal Reserve Board. The BHCA requires the Holding Company to secure prior approval of the Federal Reserve Board before acquiring control, directly or indirectly, of more than five percent of the voting shares or substantially all of the assets of any institution, including another bank.

     A bank holding company is prohibited from engaging in or acquiring direct or indirect control of more than five percent of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

     As a bank holding company, the Holding Company will be required to file an annual report with the Federal Reserve Board as well as any additional information that the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may also make examinations of the Holding Company and any or all of its subsidiaries. Further, under Section 106 of the 1970 amendments to the BHCA and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to its bank holding company or to any other subsidiary of its bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company and on taking of such stock or securities as collateral for loans to any borrower.

PERMITTED ACTIVITIES

     The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. While the types of permissible activities are subject to change by the Federal Reserve Board, the following list comprises the principal activities that presently may be conducted by a bank holding company.

1. Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others, such as would be made by the following types of companies: consumer finance, credit card, mortgage, commercial finance and factoring.

2. Operating as an industrial bank, Morris Plan or industrial loan company in the manner authorized by state law so long as the institution does not both accept demand deposits and make commercial loans.

3. Operating as a trust company in the manner authorized by federal or state law so long as the institution does not make certain types of loans or investments or accept deposits, except as may be permitted by the Federal Reserve Board.

4. Subject to certain limitations, acting as an investment or financial advisor to investment companies and other persons.

5. Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that it is reasonably anticipated that the transaction will compensate the lessor for not less than the lessor's full investment in the property.

6. Making equity and debt investments in corporations or projects designed primarily to promote community welfare.

7. Providing to others financially oriented data processing or bookkeeping services.

8. Subject to certain limitations, acting as an insurance agent or broker in relation to insurance for itself and its subsidiaries or for insurance directly related to extensions of credit by the bank holding company system.

9. Subject to certain limitations, acting as underwriter for credit life insurance and credit accident and health insurance that is directly related to extensions of credit by the bank holding company system.

10.  Providing courier services of a limited character.

11. Subject to certain limitations, providing management consulting advice to nonaffiliated banks and nonbank depository institutions.

12. Selling money orders having a face value of $1,000 or less, travelers' checks and United States savings bonds.

13.  Performing appraisals of real estate.

14. Subject to certain conditions, acting as intermediary for the financing of commercial or industrial income-producing real estate by arranging for the transfer of the title, control and risk of such a real estate project to one or more investors.

15. Providing securities brokerage services, related securities credit activities pursuant to Federal Reserve Board Regulation T and incidental activities such as offering custodial services, individual retirement accounts and cash management services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing or investment advice or research services.

16. Underwriting and dealing in obligations of the United States, general obligations of states and their political subdivisions and other obligations such as bankers' acceptances and certificates of deposit.

17. Subject to certain limitations, providing by any means, general information and statistical forecasting with respect to foreign exchange markets; advisory services designed to assist customers in monitoring, evaluating and managing their foreign exchange exposures; and certain transactional services with respect to foreign exchange.

18. Subject to certain limitations, acting as a futures commission merchant in the execution and clearance on major commodity exchanges of futures contracts and options on futures contracts for bullion, foreign exchange, government securities, certificates of deposit and other money market instruments.

19. Subject to certain limitations, providing commodity trading and futures commission merchant advice.

20. Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

 21. Providing tax planning and preparation advice such as strategies designed to minimize tax liabilities and includes, for individuals, analysis of the tax implications of retirement plans, estate planning and family trusts. For corporations, tax planning includes the analysis of the tax implications of mergers and acquisitions, portfolio mix, specific investments, previous tax payments and year-end tax planning. Tax preparation involves the preparation of tax forms and advice concerning liability based on records and receipts supplied by the client.

22.  Providing check guaranty services to subscribing merchants.

23. Subject to certain limitations, operating a collection agency and credit bureau.

24. Acquiring and operating thrift institutions, including savings and loan associations, building and loan associations and FDIC-insured savings banks.

25.  Operating a credit bureau, subject to certain limitations.

ISSUANCE OF ADDITIONAL SECURITIES

     Because the Holding Company has authorized Common Stock substantially in excess of the number of shares that will be issued in connection with the Merger, the Board of Directors of the Holding Company will have the flexibility to raise additional capital and to make acquisitions through the issuance of Holding Company Common Stock without further approval by the Holding Company's stockholders. The Holding Company stockholders will not have preemptive rights to subscribe for additional shares. Therefore, such issuance could result in a dilution of voting rights and book value per share as to the Holding Company Common Stock. The Board of Directors of the Holding Company has no present plans for issuing additional shares of Holding Company Common Stock.


                DESCRIPTION OF THE HOLDING COMPANY COMMON STOCK

COMMON STOCK

     The Holding Company is authorized to issue 30 million shares of Common Stock, $1.00 par value per share, of which approximately 5,054,181 shares would be outstanding if the reorganization had been consummated as of March 31, 1998. The remaining authorized but unissued shares of Common Stock may be issued by the Board of Directors without further stockholder approval. Issuance of these shares could cause a dilution of the book value of the stock and the voting power of present stockholders. The holders are entitled to one vote per share on all matters presented to them.

     The Common Stock has no cumulative voting rights, preemptive, subscription, or conversion rights, redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each stockholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation. For information concerning dividend restrictions, see "Description of the Securities of the Bank" and "Comparison of Stockholder Rights."

     In some jurisdictions, shares of common stock of a general business corporation, such as the Holding Company, may be treated differently from shares of stock of a bank, and therefore, may be the subject of personal property taxation.

ANTI-TAKEOVER PROVISIONS

     Under the Texas Business Corporation Act, as amended (the "TBCA"), the Articles of Incorporation and By-laws of the Holding Company, there are four provisions that may be deemed to be "anti-takeover" in nature that will be immediately applicable. Two of these provisions are: the authorization of 30 million shares of Common Stock and the lack of preemptive rights for stockholders to subscribe to purchase additional shares of stock on a pro rata basis. The additional shares of Common Stock and the elimination of preemptive rights to such stock were authorized for the purpose of providing the Board of Directors of the Holding Company with as much flexibility as possible to issue additional shares, without further stockholder approval for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, employee incentive plans and other similar purposes. However, these additional shares may also be used by the Board of Directors (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over the Holding Company.

     Provisions in the Holding Company's Articles of Incorporation and By-laws require action by a majority of the Board of Directors and that only the Chairman of the Board, the President, the Board of Directors, and stockholders owning at least 33-1/3% of the issued and outstanding shares of Holding Company Common Stock may call a special meeting of stockholders. The Holding Company's By-laws may be amended by a majority vote of the members of the Board of Directors. These provisions were included in the By-laws of the Holding Company in order to ensure that any extraordinary corporate transaction could be effected only if it received a clear mandate from the stockholders and/or the directors.

     THE OVERALL EFFECT OF THESE PROVISIONS MAY BE TO DETER A FUTURE OFFER OR OTHER MERGER OR ACQUISITION PROPOSAL THAT A MAJORITY OF THE STOCKHOLDERS MIGHT VIEW TO BE IN THEIR BEST INTERESTS AS THE OFFER MIGHT INCLUDE A SUBSTANTIAL PREMIUM OVER THE MARKET PRICE OF THE HOLDING COMPANY'S COMMON STOCK AT THAT TIME. IN ADDITION, THESE PROVISIONS MAY HAVE THE EFFECT OF ASSISTING THE HOLDING COMPANY'S CURRENT MANAGEMENT IN RETAINING ITS POSITION AND PLACING IT IN A BETTER POSITION TO RESIST CHANGES THAT THE STOCKHOLDERS MAY WANT TO MAKE IF DISSATISFIED WITH THE CONDUCT OF THE HOLDING COMPANY'S BUSINESS.

     A vote in favor of the Merger is a vote in favor of the anti-takeover provisions contained in the Holding Company's Articles and By-laws and under the TBCA.

DIVIDENDS

     The Bank has paid cash dividends to its stockholders since 1986. Prior to March 1998, the Bank's policy was to declare dividends on December 31 of each year payable on January 15 of the next year. In March 1998, the Bank changed to a policy of paying dividends on a quarterly basis. The amount of the dividend paid is subject to the Bank's earnings and capital requirements. Year-end dividends declared in 1996 and 1997 were $0.27 and $0.30 per share, respectively. The Bank also declared and paid (i) in 1996 and 1997 special cash dividends of $0.09 and $0.10 per share, respectively, and (ii) in 1996 and 1997, 10% stock dividends.

     Any decision to pay a cash dividend in the future must necessarily depend upon the earnings and financial condition of the Holding Company and the Bank, the Holding Company's ability to service any equity or debt obligations senior to the Holding Company Common Stock , appropriate legal restrictions, and other factors deemed relevant at the time the Board of Directors of the Holding Company considers dividend policy. Cash available for dividend distribution to stockholders of the Holding Company must initially come from dividends paid by the Bank to the Holding Company. Therefore, the restrictions on the Bank's dividend payments are directly applicable to the Holding Company. As of December 31, 1997, approximately $3.5 million was available, under applicable restrictions without regulatory approval, for payment of dividends by the Bank. Regulatory authorities could impose stricter limitations on the ability of the Bank to pay dividends to the Holding Company if such limits were deemed appropriate to preserve certain capital adequacy requirements. See "Risk Factors--Dividend History and Restrictions on Ability to Pay Dividends" and "Description of the Bank -- Supervision and Regulation" and "Proposed Reorganization -- Comparison of Stockholder Rights."

     Under the TBCA, the Holding Company may not pay a dividend if, after giving effect thereto: (1) the Holding Company would be unable to pay its debts as they become due or (2) the Holding Company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of stockholders. Total assets and liabilities shall be determined by the Board of Directors, which may base its determination on such factors as it considers relevant, including without limitation: (i) the book value of the assets and liabilities of the Holding Company, as reflected on its books and records; and
(ii) unrealized appreciation and depreciation of the assets of the Holding Company.

                            DESCRIPTION OF THE BANK

GENERAL

     The Bank is a national banking association that provides a full range of traditional retail and commercial banking services primarily to individual consumers and small businesses in the Houston metropolitan area. The Bank was founded in 1983 in the City of Bellaire, an incorporated city within the city limits of Houston, by a group of experienced bankers who had been senior officers with other commercial banks in the Bank's primary market area. Over its fourteen-year history, the Bank has demonstrated a consistent record of growth and profitability. The Bank has increased its assets and net income in each year of operation, even during the period of adverse economic conditions in Texas in the mid-to-late 1980s. At December 31, 1997, the Bank had $295.6 million in total assets, $260.9 million in total deposits and total stockholders' equity of $31.6 million.

     The Bank opened in October 1983. The Bank's main office is located at 5320 Bellaire Boulevard, Bellaire, Texas 77401 and its telephone number is (713) 661-4444.

     Management of the Bank adheres to a community banking philosophy that emphasizes accessible, service-oriented, relationship banking. Management believes that this commitment, together with the Bank's conservative lending and prudent investment policies, are important factors in its success and growth. The Bank's high quality personal service and responsiveness to customer needs has attracted numerous customers from larger regional banks. Management believes that the continued acquisitions of local banks by out of state organizations present additional opportunities to attract customers who prefer to work with a local community bank or who have experienced a decline in personal service from the out of state banks. The quality of service provided by the Bank and the development of long-term customer relationships has been facilitated by the continuity of service of officers and staff. The Bank's seven senior lending officers average more than 25 years of experience in the Bank's primary market areas. In addition, of the Bank's 19 current executive officers and directors, 11 were in the founding group.

     As a full service commercial bank, the Bank offers an array of lending and deposit services to its retail and commercial customers. The primary lending focus of the Bank is on small business, commercial and residential real estate, and consumer loans. The Bank generally seeks a mix of 50% consumer loans, 25% small business loans, and 25% real estate loans. Loan demand and maturities may cause the actual percentage of the Bank's loans in any category to vary from the proposed mix. As a service to its customers, the Bank also offers home computer banking, provides on-site access to conventional mortgage loans through its subsidiary CNB Mortgage Company, and has recently brought its check printing in house, which permits almost immediate turnaround on check orders.

     The Bank maintains a strong community orientation by, among other things, supporting the active participation of its officers and employees in local charitable, civic, school, and religious activities. Three of the Bank's senior officers are past Presidents of the Bellaire Chamber of Commerce. In 1989, the Bank founded the Leisure Club for customers 50 years of age and over. Leisure Club members are eligible for a package of special services from the Bank and participate in community activities and various local, national, and international trips and tours. At December 31, 1997, the Leisure Club had more than 5,000 members and accounted for more than $102 million in deposits in the Bank. The Bank has renovated an office building adjacent to its main office which serves as the office and activity center for the Leisure Club and is also available to other community organizations free of charge. The Bank currently has three full-time employees and one part-time employee dedicated to the Leisure Club's activities.

     Management believes that the Houston metropolitan area offers significant growth opportunities for the Bank. Houston is the fourth largest city in the United States with an estimated metropolitan area population in 1996 of approximately 3.7 million. The Bank's primary markets are centered in the City of Bellaire, approximately seven miles southwest of the Houston central business district, and in rapidly growing suburban northeast Fort Bend County, which is approximately 15 miles southwest of the Houston central business district. The Bank's main office is located in the City of Bellaire, an established community in the center of southwest Houston. This area is attractive to residents because of its convenience to the Houston central business district, the Texas Medical Center, the Galleria area, local museums, and Rice University.
According to U.S. Census Bureau estimates, Fort Bend County ranked as the second fastest growing county in Texas and the fourth fastest growing urban county in the United States between 1990 and 1995, based on per capita population. According to private research estimates, Fort Bend County also ranked sixth in the nation in economic strength and employment growth for counties with populations of 150,000 or more and is predicted to have the sixth fastest rate of employment growth of any county in the U.S. from 1995 to 2005.

     The Bank has grown through a combination of internal growth and the opening of new community banking offices. The Bank opened its first two branch offices in 1992 in supermarkets in Fort Bend County, Texas, and a third in 1997, which afforded the Bank with a relatively inexpensive means of entering this new market. In addition to providing the Bank with an opportunity to diversify its deposit base, this area was attractive because of its growth characteristics. In December 1995, the Bank opened a free-standing office in Sugar Land, an affluent section of Fort Bend County. This office is managed by a senior banking officer with 13 years of experience in the Fort Bend market area. At December 31, 1997, the Fort Bend County branches accounted for approximately $35.5 million of the Bank's deposits, of which $20.9 million were at the free-standing Sugar Land office.

     The Bank's strategy is to increase its presence in existing markets by targeting individuals and small owner-operated businesses and to expand into new areas of the greater Houston metropolitan area that complement its existing or targeted customer base by opening new branch offices or acquiring existing financial institutions. In pursuing its expansion strategy, the Bank intends to seek both an attractive location and one or more senior banking officers with experience in the local community to staff the office. Currently, the Bank is actively pursuing expansion into the west and northwest suburban areas of the greater Houston metropolitan area either by establishing a new branch office or acquiring one or more existing branches. There are banks or banking facilities in these areas that are possible acquisition candidates. There can be no assurance that the Bank can successfully establish new branch offices or acquire existing institutions and failure to do so may limit the Bank's growth potential.

     The Bank currently has five offices. The Bank owns its main office, an adjacent drive-in banking facility, and an adjacent office building, which has been converted to a community activity center and offices for the Leisure Club. The Bank currently leases the real estate where its main office is located pursuant to a ten-year lease expiring in 2001 with an option to renew or purchase the property. The Bank also owns the building and land for its free-standing Sugar Land branch. The Bank leases space in three grocery stores from The Kroger Co. under leases that expire in 2000, 2000, and 2002, respectively. The following table sets forth specific information on each branch, each of which offers full service banking.

                                                          BRANCH DEPOSITS AT
BRANCH                                LOCATION             DECEMBER 31, 1997
                                                           -----------------
                                                             (IN THOUSANDS)
Bellaire/Main Office...........  5320 Bellaire Blvd.            $225,413
Sugar Land.....................  Highway 59
                                   at Williams Trace              20,857
Sugar Land - First Colony (1)..  3665 Highway 6                    8,322
Stafford (1)...................  220 FM 1092                       5,070
Sugar Land - Sweetwater (1)....  Sweetwater Blvd at
                                   Lexington                       1,245(2)
___________________
(1) Located in Kroger store.
(2) Opened in June, 1997.

COMPETITION

     The banking business is highly competitive and the profitability of the Bank depends principally upon the Bank's ability to compete in the Houston metropolitan area. In addition to competing with other commercial and savings banks and savings and loan associations, the Bank competes with credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders, and certain other non-financial entities, including retail stores that may maintain their own credit programs, and governmental organizations that may offer subsidized financing at lower rates than those offered by the Bank. Many of the Bank's competitors have significantly greater financial and other resources and larger lending limits than the Bank. The Bank has been able to compete effectively with other financial institutions by emphasizing customer service, including local office decision-making on loans, establishing long-term customer relationships, and building customer loyalty.

     The success of the Bank is also highly dependent upon general economic conditions in the Houston metropolitan area. Significant deterioration in the local economy or economic problems in the greater Houston area could substantially impact the Bank's performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors That May Affect Future Results and Market Price of Stock."

EMPLOYEES

     As of December 31, 1997, the Bank had 99 full-time equivalent employees, 25 of whom were officers. The Bank provides medical and hospitalization insurance and a 401(k) profit sharing plan to its full-time employees. The Bank considers its relations with its employees to be excellent.

SUPERVISION AND REGULATION

     The federal banking laws contain numerous provisions affecting various aspects of the business and operations of the Bank. The following description of references herein to applicable statutes and regulations, which are not intended to be complete descriptions of these provisions or their effects on the Bank, are brief summaries and are qualified in their entirety by reference to such statutes and regulations.

     General. The Bank is a national bank under the National Bank Act. As a national banking association, the Bank is supervised, examined, and regulated principally by the OCC. The OCC regularly examines such areas as capital adequacy, reserves, loan portfolio, investments, and management practices.

The Bank must also furnish quarterly and annual reports to the OCC, and the OCC may exercise cease and desist and other enforcement powers over the Bank if its actions represent unsafe or unsound practices or violations of law. Since the deposits of the Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC"), the Bank is also subject to regulation and supervision by the FDIC. Because the Bank is a member of the Federal Reserve System, the Federal Reserve Board also has supervisory authority over certain operations and activities of the Bank.

     Permissible Activities of National Banks. The National Bank Act sets forth the rights, privileges, and powers of national banks and defines the activities in which national banks may engage. National banks may engage in the following activities: to make, arrange, purchase, or sell loans or extensions of credit secured by liens or interests in real estate; to purchase, hold, and convey real estate under certain conditions; to offer certain trust services to the public; to deal in investment securities in certain circumstances; and, more broadly, to engage in the "business of banking" and activities that are "incidental" to banking. The following are a few of the activities deemed incidental to the business of banking: the borrowing and lending of money; receiving deposits, including deposits of public funds; holding or selling stock or other property acquired in connection with security on a loan; discounting and negotiating evidences of debt; acting as guarantor, if the bank has a "substantial interest in the performance of the transaction;" issuing letters of credit to or on behalf of its customers; operating a safe deposit business; providing check guarantee plans; issuing credit cards; operating a loan production office; selling loans under repurchase agreements; selling money orders at offices other than bank branches; providing consulting services to banks; and verifying and collecting checks.

     In general, statutory restrictions on the activities of banks are aimed at protecting the safety and soundness of banking practices. Many of the statutory restrictions limit the participation of national banks in the securities and insurance markets. These restrictions do not affect the Bank because it is not currently involved in the types of activities covered by the restrictions.

     Branching. National banks may establish a branch anywhere in Texas provided that the branch is approved in advance by the OCC, which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community, and consistency with corporate powers. The Interstate Banking Act, which expanded the authority of bank holding companies and banks to engage in interstate bank acquisitions and interstate banking, allows each state the option of "opting out" of the interstate branching (but not banking) provisions. The Texas Legislature opted out of the interstate branching provisions in 1995. Interstate banking was effective on September 25, 1995, and interstate branching would have become effective in Texas in June, 1997, if Texas had not elected to opt out. The Texas "opt-out" legislation prohibiting interstate branching is effective until September, 1999.

     Restrictions on Transactions with Affiliates and Insiders. The Bank is subject to certain provisions of the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") limiting transactions with the Bank and its nonbanking affiliates. One set of restrictions is found in Section 23A of the Federal Reserve Act, which affects loans or other credit extensions to, asset purchases with, and investments in affiliates of the Bank. Such transactions with the Bank or any of its nonbanking subsidiaries are limited in amount to ten percent of the Bank's capital and surplus and, with respect to the Bank and all of its nonbanking subsidiaries together, to an aggregate of 20% of the Bank's capital and surplus. Furthermore, such loans and extensions of credit, as well as certain other transactions, are required to be secured in specified amounts.

     Another set of restrictions is found in Section 23B of the Federal Reserve Act. Among other things, Section 23B requires that certain transactions between the Bank, including its subsidiaries, and its affiliates must be on terms substantially the same, or at least as favorable to the Bank or its subsidiaries, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons. In the absence of such comparable transactions, any transaction between the Bank and its affiliates must be on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated persons. The Bank is also subject to certain prohibitions against any advertising that indicates the Bank is responsible for the obligations of its affiliates. The Bank does not have any nonbanking affiliates as of the date of this Prospectus.

     The restrictions on loans to directors, executive officers, principal stockholders, and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O now apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such loans can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the OCC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

     Interest Rate Limits. Interest rate limitations for the Bank are primarily governed by the National Bank Act which generally defers to the laws of the state where the bank is located. Under the laws of the State of Texas, the maximum annual interest rate that may be charged on most loans made by the Bank is based on doubling the average auction rate, to the nearest 0.25%, for United States Treasury Bills, as computed by the Office of the Consumer Credit Commissioner of the State of Texas. However, the maximum rate does not decline below 18% or rise above 24% (except for loans in excess of $250,000 that are made for business, commercial, investment or other similar purposes (excluding agricultural loans), in which case the maximum annual rate may not rise above 28%, rather than 24%). On fixed rate closed-end loans, the maximum non-usurious rate is to be determined at the time the rate is contracted, while on floating rate and open-end loans (such as credit cards), the rate varies over the term of the indebtedness. State usury laws (but not late charge limitations) have been preempted by federal law for loans secured by a first lien on residential real property.

     Examinations. The OCC periodically examines and evaluates national banks. Based upon such an evaluation, the OCC may revalue the assets of a national bank and require that it establish specific reserves to compensate for the difference between the OCC-determined value and the book value of such assets. Onsite examinations are to be conducted every 12 months, except that certain well capitalized banks may be examined every 18 months. FDICIA authorizes the OCC to assess the institution for its costs of conducting the examinations.

     Prompt Corrective Action. In addition to the capital adequacy guidelines , FDICIA requires the OCC to take "prompt corrective action" with respect to any national bank that does not meet specified minimum capital requirements. The applicable regulations establish five capital levels, ranging from "well capitalized" to "critically undercapitalized," which authorize, and in certain cases require, the OCC to take certain specified supervisory action. Under regulations implemented under FDICIA, a national bank is considered well capitalized if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and it is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. A national bank is considered adequately capitalized if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of at least 4%, and leverage capital ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of an undercapitalized institution. A national bank is considered undercapitalized if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage ratio that is less than 4.0% (or a leverage ratio that is less than 3.0% if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines). A significantly undercapitalized institution is one which has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0%, or a leverage ratio that is less than 3.0%. A critically undercapitalized institution is one which has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Under certain circumstances, a well capitalized, adequately capitalized, or undercapitalized institution may be treated as if the institution were in the next lower capital category if it receives an unsatisfactory examination rating.

     With certain exceptions, national banks are prohibited from making capital distributions to their stockholders if the payment of such distributions will cause them to become undercapitalized. Furthermore, undercapitalized national banks are required to file capital restoration plans with the OCC. Such a plan will not be accepted unless, among other things, the banking institutions's stockholders guarantee the plan up to a certain specified amount. Any such guarantee from a depository institution's stockholders is entitled to a priority of payment in bankruptcy. Undercapitalized national banks also are subject to restrictions on growth, acquisitions, branching and engaging in new lines of business unless they have an approved capital plan that permits otherwise. The OCC also may, among other things, require an undercapitalized national bank to issue shares or obligations, which could be voting stock, to recapitalize the institution or, under certain circumstances, to divest itself of any subsidiary.

     The OCC is authorized by the legislation to take various enforcement actions against any significantly undercapitalized national bank and any national bank that fails to submit an acceptable capital restoration plan or fails to implement a plan accepted by the OCC. These powers include, among other things, requiring the institution to be recapitalized, prohibiting asset growth, restricting interest rates paid, requiring divestiture by the institution of its subsidiaries, requiring new election of directors, and requiring the dismissal of directors and officers.

     Significantly and critically undercapitalized national banks may be subject to more extensive control and supervision. The OCC may prohibit any such institution from, among other things, entering into any material transaction not in the ordinary course of business, amending its charter or bylaws, or engaging in certain transactions with affiliates. In addition, critically undercapitalized institutions generally will be prohibited from making payments of principal or interest on outstanding subordinated debt. Within 90 days of a national bank becoming critically undercapitalized, the OCC must appoint a receiver or conservator unless certain findings are made with respect to the prospect for the institution's continued viability.

     Banks with capital ratios below the required minimum are subject to certain administrative actions by the FDIC, including the termination of deposit insurance upon notice and hearing or a temporary suspension of insurance without a hearing in the event the bank has no tangible capital.

     As of December 31, 1997, the Bank met the capital requirements of a "well-capitalized" institution.

     Dividends. There are certain statutory limitations on the payment of dividends by national banks. Without approval of the OCC, dividends may not be paid by the Bank in an amount in any calendar year which exceeds the Bank's net income for that year, plus its retained net income for the preceding two years, less any required transfers to capital surplus. In addition, a national bank may not pay dividends in excess of its undivided profits. In some cases, the OCC may find a dividend payment that meets these statutory requirements to be an unsafe or unsound practice. Under FDICIA, the Bank cannot pay a dividend if it will cause the Bank to be "undercapitalized."

     The National Bank Act also provides that until the surplus fund of a bank equals its common capital, no dividend may be declared unless there has been carried to the surplus fund not less than 10% of the Bank's net income of the preceding half-year in the case of quarterly or semi-annual dividends, or not less than 10% of the bank's net income for the preceding year in the case of annual dividends.

     Deposit Insurance. The deposits of the Bank are insured by the FDIC through the BIF to the extent provided by law. Under the FDIC's risk-based insurance system, BIF-insured institutions are currently assessed premiums of between zero and twenty seven cents per $100 of eligible deposits, depending upon the institution's capital position and other supervisory factors. Congress recently enacted legislation that, among other things, provides for assessments against BIF-insured institutions that will be used to pay certain Financing Corporation ("FICO") obligations. In addition to any BIF insurance assessments, BIF-insured banks are expected to make payments for the FICO obligations equal to an estimated $0.0129 per $100 of eligible deposits each year during 1997 through 1999, and an estimated $0.024 per $100 of eligible deposits thereafter.

     Conservator and Receivership Powers. FDICIA significantly expanded the authority of the federal banking regulators to place depository institutions into conservatorship or receivership to include, among other things, appointment of the FDIC as conservator or receiver of an undercapitalized institution under certain circumstances. In the event the Bank is placed into conservatorship or receivership, the FDIC is required, subject to certain exceptions, to choose the method for resolving the institution that is least costly to the BIF, such as liquidation. In any event, if the Bank was placed into conservatorship or receivership, because of the cross-guarantee provisions of the Federal Deposit Insurance Act, as amended, the stockholders of the Bank would likely lose their investment in the Bank.

     Brokered Deposit Restrictions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and FDICIA generally limit institutions that are not well capitalized from accepting brokered deposits. In general, undercapitalized institutions may not solicit, accept, or renew brokered deposits. Adequately capitalized institutions may not solicit, accept, or renew brokered deposits unless they obtain a waiver from the FDIC. Even in that event, they may not pay an effective yield of more than 75 basis points over the effective yield paid on deposits of comparable size and maturity in the institution's normal market area for deposits accepted from within that area, or the national rate paid on deposits of comparable size and maturity for deposits accepted from outside the institution's normal market area.

     Consumer Laws and Regulations. In addition to the laws and regulations discussed herein, the Bank is also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth herein is not exhaustive, these laws and regulations include the Truth-in-Lending Act, the Truth-in-Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Community Reinvestment Act, the Equal Credit Opportunity Act, and the Fair Housing Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits or making loans to such customers. The Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of their ongoing customer relations.

     Economic Growth and Regulatory Paperwork Reduction Act of 1996. On September 30, 1996, President Clinton signed into law the Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Regulatory Reduction Act"). The Regulatory Reduction Act's principal provisions relate to capitalization of the Savings Association Insurance Fund of the FDIC, but it also contains numerous regulatory relief measures, including provisions to reduce regulatory burdens associated with compliance with various consumer and other laws applicable to the Bank, including, for example, provisions designed to coordinate the disclosure and other requirements under the Truth-in-Lending Act and the Real Estate Settlement Procedures Act and modify certain insider lending restrictions and anti-tying prohibitions.

     Changing Regulatory Structure. Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies, and limit the investments that a depositary institution may make with insured funds, is from time-to-time introduced in Congress. Other legislative and regulatory proposals regarding changes in banking and regulations of banks, thrifts, and other financial institutions, are being considered by the executive branch of the federal government, Congress, and various state governments, including Texas. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry and the operating environment of the Bank in substantial and unpredictable ways. The Bank cannot predict accurately whether any of these proposals will be adopted or, if adopted, how these proposals, or implementing regulations with respect thereto, will affect the financial condition or results of operation of the Bank.

     Expanding Enforcement Authority. One of the major effects of FDICIA was the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board, the OCC, and the FDIC have extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions.

     Effect on Economic Environment. The policies of regulatory authorities, including the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

     Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and earnings of the Bank and its subsidiaries cannot be predicted.

LEGAL PROCEEDINGS.

     The Bank is a party to a legal proceeding, which arose in the ordinary course of business. While the outcome of this claim cannot be predicted with certainty, management believes that the ultimate resolution of the matter will not have a material adverse impact on the Bank's financial condition or results of operation.

                    PRINCIPAL HOLDERS OF BANK COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Bank's Common Stock as of March 31, 1998, by (i) each director,
(ii) each of the Named Executives, (iii) each person who is known by the Bank to own beneficially 5% or more of the Common Stock, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.

                                      Number of              Percentage
                                       Shares             Beneficially Owned
                                       ------             ------------------
John B. Barnes(1).................    289,492(2)                  5.7%
William H. Bruecher, Jr...........     24,442                       *
C. Joe Chapman....................     61,752                     1.2
James K. Chancelor................     19,700                       *
Frank G. Cook.....................    155,716                     3.1
Robert C. Dawson..................     64,290                     1.3
Randall W. Dobbs..................     24,107(3)                    *
James B. Earthman III.............     63,654                     1.3
Lura M. Griffin...................     20,328                       *
Alton L. Hollis...................     90,200                     1.8
Joseph E. Ives....................     26,994(4)                    *
Larry L. January..................     63,761                     1.3
Albert V. Kochran.................     18,133(5)                    *
I.W. Marks........................    238,580(6)                  4.7
David E. Preng....................    193,050(7)                  3.8
Mary A. Walker....................     40,295(8)                    *
B. Ralph Williams.................     88,941(9)                  1.8
Directors and Executive Officers
  as a Group (19 persons).........  1,490,695(10)                29.5

------------
* Does not exceed 1.0%.
(1)  Mr. Barnes address is 9000 Southwest Freeway, Suite 303, Houston, Texas
     77074.
(2)  Includes 3,410 shares owned by Mr. Barnes wife, Patricia A. Barnes.
(3) Includes 5,880 shares which may be acquired within 60 days pursuant to outstanding stock options.
(4) Includes 8,712 shares which may be acquired within 60 days pursuant to outstanding stock options.
(5)  Includes 17,649 shares owned by Kochran Family Living Trust.
(6)  Mr. Marks address is 3841 Bellaire Boulevard, Houston, Texas 77025.
(7) Includes 11,000 shares owned by Mr. Preng's wife, Joanne Preng and 17,050 shares owned by two of Mr. Preng's sons. Mr. Preng's address is 2925 Briarpark, Suite 1111, Houston, Texas 77042.
(8) Includes 6,534 shares which may be acquired within 60 days pursuant to outstanding stock options.
(9) Includes 7,424 shares which may be acquired within 60 days pursuant to outstanding stock options.
(10) Includes 35,810 shares which may be acquired within 60 days pursuant to outstanding stock options.

                     DESCRIPTION OF SECURITIES OF THE BANK

GENERAL

     The Bank has authorized 30,000,000 shares of Common Stock, $2.03 par value per share, 5,054,181 shares of which are issued and outstanding as of March 31, 1998.

COMMON STOCK

     The holders of the Bank Common Stock are entitled to one vote for each share of Bank Common Stock owned. Holders of Bank Common Stock may cumulate their votes for the election of directors, i.e, a stockholder has as many votes as the number of directors to be elected at a meeting multiplied by the number of the stockholder's shares and the stockholder may cast all of such votes for one candidate or distribute the votes among as many candidates as the stockholder chooses. Holders of Bank Common Stock do not have preemptive rights to acquire any additional, unissued, or treasury shares of the Bank, or securities of the Bank convertible into or carrying a right to subscribe to or acquire shares of the Bank.

     Holders of Bank Common Stock will be entitled to receive dividends out of funds legally available therefor, if and when properly declared by the Board of Directors. See "Risk Factors -- Dividend History and Dividend Restrictions" and "Description of the Bank -- Supervision and Regulation."

     On the liquidation of the Bank, the holders of Bank Common Stock are entitled to share pro rata in any distribution of the assets of the Bank, after all indebtedness of the Bank has been retired.

     Under Section 55 of the National Bank Act, if the capital of a national bank becomes impaired and the bank receives notice from the OCC to make up the deficiency, the bank must either liquidate or pay such deficiency by pro rata assessment of its stockholders. If an assessment of the Bank should occur, a stockholder cannot be held personally liable, but his or her shares of the Common Stock may be sold at public auction and the proceeds of such sale may be applied to satisfy the amount of the assessment with respect to such stockholder's Common Stock. Any amounts in excess of the assessment would be returned to the stockholder. The OCC has not used this provision in recent times.

CERTAIN PROVISIONS OF THE ARTICLES OF ASSOCIATION AND BYLAWS

     Certain provisions of the Bank's Articles of Association and the Bank's Bylaws could make more difficult the acquisition of the Bank by means of a tender offer or a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Bank to negotiate first with the Bank.

     The following discussion is a summary of certain material provisions of the Bank's Articles of Association and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Advance Notice of Stockholder Proposals and Nominations. The Bank's Bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders of the Bank. The stockholder notice procedures provide that only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Bank and the OCC prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Bank and that, at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Bank of such stockholder's intention to bring such business before such meeting.

     Under the stockholder notice procedures, for notice of a stockholder proposal to be made at an annual meeting to be timely, such notice must be received by the Bank not less than 60 days nor more than 90 days prior to the meeting and for notice of a stockholder nomination to be made at an annual meeting to be timely, such notice must be received by the Bank and the OCC not less than 60 nor more than 90 days prior to the meeting. For purposes these notice provisions, the requirement to deliver notice or information to the Bank a set number of days in advance of an annual meeting means that such notice must be delivered that number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to stockholders. Notice is deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by Dow Jones News Services, Associated Press, or comparable national news service or in a document filed by the Bank with the OCC.

     Under the stockholder notice procedures, a stockholder's notice to the Bank proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the Bylaws, including the identity and address of the nominating stockholder, the class and number of shares of stock of the Bank owned by such stockholder, information regarding the proposed nominee that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee and, with respect to business other than a nomination, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting and any material interest of such stockholder in the business so proposed.

     The stockholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Bank and its stockholders.

     Annual Meetings of Stockholders. The Bylaws provide that Annual Meetings of stockholders may be called only by the Board of Directors or the Chairman of the Board.

     No Action by Written Consent. None of the National Bank Act, the Articles of Association of the Bank, or the Bylaws of the Bank permit action required or permitted to be taken at an annual or special Meeting of stockholders to be taken by written consent in lieu of a meeting of stockholders.

     Amendment of Bylaws. The Bank's Articles of Association and Bylaws provide that the Bylaws may be amended only by the Board of Directors. Stockholders do not have the power to amend the Bank's Bylaws.

MARKET PRICE OF COMMON STOCK

     The Bank's Common Stock is approved for quotation on The Nasdaq Stock Market (the "NSM") under the symbol "CNBT." Shares began trading on October 1, 1997. The following table sets forth the range of the high and low per share closing sale prices for the Common Stock as reported by the NSM for the period from October 1, 1997, to May 1, 1998.

                                              LOW SALE PRICE    HIGH SALE PRICE
                                              --------------    ---------------
  1997
     Fourth Quarter........................       $11.50(1)           $13.25

  1998
     First Quarter.........................       $12.25              $16.63
     Second Quarter (through May 1, 1998)..        15.50               17.00

--------------
(1) The Bank sold 1,150,000 shares of Bank Common Stock in an initial public offering on October 1, 1997, at a price to the public of $10.50 per share.

     As of March 24, 1998, the date on which the Board of Directors made the decision to form a bank holding company and to submit the Merger to the stockholders of the Bank, the closing sales price was $15.81.

     The Bank has paid cash dividends to its stockholders since 1986. The Bank paid a special cash dividend of $0.10 on May 30, 1997, and declared a year-end dividend of $0.30 on December 31, 1997, payable on January 15, 1998. The Bank also declared a 10% stock dividend in April, 1997. In 1996, the Bank paid a special cash dividend of $0.09 on June 15, 1996, declared a year-end dividend of $0.27 on December 31, 1996, which was paid on January 15, 1997, and declared a 10% stock dividend in April, 1996.


                                 LEGAL MATTERS

     The validity of the Holding Company Common Stock to be issued in connection with the Merger and certain tax consequences of the Merger will be passed upon by Snell & Smith, A Professional Corporation, Houston, Texas.


                                    EXPERTS

     The consolidated balance sheet of Citizens National Bank of Texas and subsidiary as of December 31, 1997 and 1996, and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph for changes in accounting principles, of Mann Frankfort Stein & Lipp Certified Public Accountants, A Professional Corporation, given on the authority of that firm as experts in accounting and auditing.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In the event of consummation of the Merger, any record or beneficial owner of Holding Company Common Stock , in accordance with and subject to the provisions of the proxy rules of the SEC, may submit proposals on proper subjects for action at the 1999 Annual Meeting of Stockholders of the Holding Company. All such proposals must be mailed to Citizens National Bank of Texas, 5320 Bellaire Boulevard, Bellaire, Texas 77401, attention: Randall W. Dobbs, and must be received at that address no later that January 31, 1999, in order to be considered for inclusion in the Bank's proxy statement and form of proxy relating to the 1999 Annual Meeting. Submission of a stockholder proposal does not guarantee inclusion in the Bank's proxy statement or form of proxy because certain SEC rules must be met.

     If the Merger is not consummated, then any record or beneficial owner of Bank Common Stock who wishes to submit a proposal on proper subjects for inclusion in the Bank's proxy statement for its 1999 Annual Meeting of Stockholders, must submit the proposal in writing to Citizens National Bank of Texas, 5320 Bellaire Boulevard, Bellaire, Texas 77401, attention: Randall W. Dobbs, and must be received at that address no later that January 31, 1999, in order to be considered for inclusion in the Bank's proxy statement and form of proxy relating to the 1999 Annual Meeting. Submission of a stockholder proposal does not guarantee inclusion in the Bank's proxy statement or form of proxy because certain SEC rules must be met.


                                 ANNUAL REPORT

     The financial statements of the Bank are contained in the 1998 Annual Report to Stockholders, which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. Copies of the Bank's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1997, are available without charge upon request. Please direct your request to Citizens National Bank of Texas, Attention: Investor Relations, 5320 Bellaire Boulevard, Bellaire, Texas 77401, (713) 661-4444.


                                 OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matters.

     In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Annual Meeting, the individuals named as proxies may move for one or more adjournments of the Annual Meeting to permit further solicitation of proxies with respect to any such proposals.

                                                                       EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

     THIS AGREEMENT made as of this 20th day of April, 1998, among CNBT BANCSHARES, INC., a Texas corporation (the "Holding Company"), CITIZENS NATIONAL BANK OF TEXAS, Bellaire, Texas, a national banking association (the "Bank"). In addition, as soon as reasonably and legally possible the Holding Company will form as a wholly-owned subsidiary, a new national banking association organized and existing under the laws of the United States (the "New Bank") under the name and CITIZENS BANK, N.A., which will upon such formation become a party to this Agreement and to the Agreement of Merger attached hereto as Exhibit A. All obligations of the New Bank will, until properly assumed by the New Bank by its execution of this Agreement, be made and assumed on its behalf by the Holding Company.

                              W I T N E S S E T H:

     WHEREAS, the Holding Company, the Bank, and the New Bank desire to effect the formation of a bank holding company whereby the Bank and the New Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present stockholders of the Bank (except for those who perfect dissenters' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

     SECTION 1.  MERGER.

     1.1. Agreement to Merge. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of the Bank and the New Bank (the "Merger") pursuant to the provisions of Section 215a of the National Bank Act, as amended (the "Act") in accordance with the Agreement to Merge, attached hereto as Exhibit A and made a part hereof (the "Merger Agreement").

     1.2. Holding Company Common Stock. The Holding Company shall make available to the Bank and the New Bank a sufficient number of shares of the Common Stock, $1.00 par value (the "Holding Company Common Stock"), of the Holding Company to effect the Merger pursuant to the Merger Agreement.

     SECTION 2.  SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING BANK.

     2.1. Conversion of Shares. The manner of converting the shares of Common Stock, $2.03 par value, of the Bank into shares of Holding Company Common Stock and the shares of Common Stock of the New Bank into shares of Common Stock of the surviving bank in the

Merger and the assumption of the outstanding options of the Bank by the Holding Company, shall be as set forth in Section 7 of the Merger Agreement.

      SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY.

      The Holding Company represents, warrants and agrees as follows:

      3.1. Organization and Standing. The Holding Company is a corporation duly organized and validly existing under the Texas Business Corporation Act.

      3.2. Capitalization. The Holding Company is authorized to issue 30,000,000 shares of Common Stock, par value $1.00 per share, of which 100 shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions, or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

      3.3. Authority Relative to this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate stockholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Incorporation or By-laws.

      3.4. Absence of Liabilities. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Merger Agreement, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Merger Agreement.

      SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE BANK.

      The Bank represents, warrants and agrees as follows:

      4.1. Organization and Standing. The Bank is a national banking association duly organized and validly existing under Act.

      4.2. Capitalization. The Bank is authorized to issue 30,000,000 shares of Common Stock, par value $2.03 per share, of which 5,054,181 shares are issued and outstanding. As of the date of the Agreement, the Bank has issued 170,950 options at exercise prices ranging from $2.75 to $9.00 per share. Each such option is exercisable for one share of common stock of the Bank. There are no other outstanding options, warrants, calls, convertible securities, subscriptions, or other commitments or rights of any nature with respect to the Common Stock of the Bank.

     4.3. Authority Relative to this Agreement. The execution, delivery, and performance of this Agreement and of the Merger Agreement have been duly authorized by the Board of Directors of the Bank. Subject to appropriate stockholder and regulatory approvals, neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Bank is a party or by which it is bound, or any law, order, decree, or any provision of its Articles of Incorporation or By-laws.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE NEW BANK.

     The New Bank represents, warrants and agrees as follows:

     5.1. Organization and Standing. The New Bank is an interim national banking institution in the process of formation under the Act.

     5.2. Capitalization. The New Bank is authorized to issue 30,000,000 shares of Common Stock, par value $1.00 per share, of which 200,000 shares will be issued and outstanding and owned by the Holding Company and five organizers immediately prior to the Merger..

     5.3. Authority Relative to this Agreement. The execution, delivery, and performance of this Agreement and the Merger Agreement have been duly authorized by the Board of Directors of the New Bank. Subject to appropriate stockholder and regulatory approvals, neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which the New Bank is a party or by which it is bound or any law, order, decree, or any provision of its Articles of Incorporation or By-laws.

     5.4. Absence of Liabilities. Prior to the effective time of the Merger, the New Bank will have engaged only in the transactions contemplated by this Agreement and the Merger Agreement, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Merger Agreement.

     SECTION 6.  COVENANTS OF THE HOLDING COMPANY.

     The Holding Company agrees that between the date hereof and the effective time of the Merger:

     6.1. Capitalization of the New Bank. The Holding Company shall purchase a total of 195,000 shares of Common Stock, par value $1.00 per share, of the New Bank for $1.20 per share, and shall cause the New Bank to do all things necessary to obtain a charter as an interim national banking association, pursuant to the Act, so as to permit the consummation of the Merger provided for in the Merger Agreement. The Holding Company may also purchase the subscription rights of the organizers of the New Bank for the 5,000 shares of Common Stock issued to them in the aggregate. Such shares of the organizers shall be purchased at $1.20 per share.

     6.2. Approval of Merger. The Holding Company, as a stockholder of the New Bank, shall approve this Agreement and the Merger Agreement in accordance with applicable law.

     6.3. Best Efforts. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, subject, however, to the requisite vote of the stockholders of the Bank in accordance with the requirements of the Act and applicable law.

     SECTION 7.  COVENANTS OF THE BANK.

     The Bank agrees that between the date hereof and the effective time of the
Merger:

     7.1. Stockholders Meeting. The Bank shall submit this Agreement and the Merger Agreement to the vote of its stockholders, as provided by the Act and other applicable laws, at the Annual Meeting of Stockholders to be held on or about June 23, 1998, and any adjournment or postponement thereof.

     7.2. Best Efforts. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, subject, however, to the requisite vote of the stockholders of the Bank in accordance with the requirements of the Act and applicable law.

     SECTION 8.  CONDITIONS TO OBLIGATIONS OF THE PARTIES.

     The obligations of the parties to consummate this Agreement and the Merger Agreement shall be subject to the following conditions:

     8.1. Representations and Warranties; Performance of Covenants. The representations and warranties and covenants contained in Sections 3, 4, 5, 6, and 7 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

     8.2. Bank Stockholder Approval. The stockholders of the Bank shall have duly approved this Agreement and the Merger Agreement in accordance with applicable laws.

     8.3. Regulatory Approvals. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Merger Agreement, shall have granted any necessary consent or approval.

     8.4. Registration Statement. The Registration Statement on Form S-4 (the "Registration Statement") filed by the Holding Company under the Securities Act of 1933, as amended, covering the shares of the Holding Company's Common Stock to be issued pursuant to the Merger Agreement shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

     8.5. Litigation. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Merger Agreement or otherwise claiming that such consummation is improper.

     8.6. Tax Opinion. A tax opinion shall have been obtained from Snell & Smith, P.C., counsel to the Bank that the conversion of the Bank's Common Stock into the Holding Company's Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this Section 8.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.

     SECTION 9.  TERMINATION, WAIVER, AND AMENDMENT.

     9.1. Circumstances of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Merger Agreement may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by the Bank's stockholders) only:

          (a) by the mutual consent of the Board of Directors of the Bank, the New Bank and the Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective officers; or

          (b) by the Board of Directors of the Bank if, in its sole judgment, the Merger would be inadvisable because of the number of stockholders of the Bank who perfect their dissenter's rights in accordance with applicable law and the Merger Agreement, or if, in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or stockholders for any reason whatsoever.

     9.2. Effect of Termination. In the event of the termination and abandonment hereof, this Agreement and the Merger Agreement shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or stockholders, except as set forth in Section 10 hereof.

     9.3. Waiver. Any of the terms or conditions of this Agreement and the Merger Agreement may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's stockholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the stockholders of the Bank.

     9.4. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Merger Agreement may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank, the Holding Company and the New Bank, whether before or after action with respect thereto by the Bank's stockholders and without further approval of such amendment by the stockholders of the parties hereto; provided, however, that Section 2.1 of this Agreement and
Section 7 of the Merger Agreement may not be amended after the meeting of the Bank's stockholders referred to in Section 7.1 hereof except by the vote of The Bank stockholders required for the approval of the Merger by such stockholders.

     SECTION 10.  EXPENSES.

     10.1. General. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Merger Agreement, whether or not the transactions contemplated herein are effected.

     10.2. Special Dividend. Upon the effective time of the Merger, the surviving bank shall pay a special dividend to the Holding Company in an amount equal to the sum of:

          (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

          (b) the principal amount of any loan that the Holding Company shall have obtained to purchase shares of Common Stock of the New Bank as provided in 6.1 hereof; and

          (c) the amount of any interest incurred by the Holding Company on account of any loans obtained by it in order to purchase shares of Common Stock of the New Bank as provided in Section 6.1 hereof.

     SECTION 11.  MISCELLANEOUS.

     11.1. Restrictions on Affiliates. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

     11.2. No Brokers. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby.

     11.3. Right to Withhold Dividends. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former stockholder of the Bank who fails to exchange certificates representing the shares of the Bank for certificates representing the shares of the Holding Company in accordance with Section 7 of the Merger Agreement.

     11.5. Entire Agreement. This Agreement (including the Merger Agreement attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     11.6. Captions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Merger Agreement.

     11.7. Applicable Law. This Agreement and the Merger Agreement shall be governed by the laws of the State of Texas applicable to contracts executed in and to be performed exclusively within the State of Texas, regardless of where they are executed.

     11.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day, month and year first above mentioned.

                                    CNBT BANCSHARES, INC.


                                    By     /s/ Ralph Williams
                                      -------------------------------
                                         Ralph Williams, President


                                    CITIZENS NATIONAL BANK OF TEXAS


                                    By      /s/ Ralph Williams
                                      -------------------------------
                                         Ralph Williams, President

     Citizens Bank, N. A. hereby agrees to and assumes all of the obligations and agreements contained herein which were agreed to and assumed on its behalf by CNBT Bancshares, Inc.

     Date:____________________

                                    CITIZENS BANK, N.A.


                                    By
                                      -------------------------------

                                                                       EXHIBIT A

                               AGREEMENT TO MERGE

                        Citizens National Bank of Texas
                                 with and into,
                                      and
                             under the charter of,
                      Citizens Bank, National Association
                               under the title of
                       "Citizens National Bank of Texas"

     THIS AGREEMENT is made between Citizens National Bank of Texas (hereinafter referred to as the "Bank"), a national banking association located at 5320 Bellaire Boulevard, City of Bellaire, County of Harris, in the State of Texas, and Citizens Bank, N. A. (hereinafter referred to as the "New Bank"), a national banking association located at the same address, and is JOINED IN AND assented to by CNBT Bancshares, Inc., a Texas corporation (hereinafter referred to as the "Holding Company").

     The Bank and the New Bank are banks duly organized under the banking laws of the United States of America. As of December 31, 1997, the Bank had capital stock issued and outstanding in the amount of $10,242,000 (divided into 5,044,181 shares of common stock of the par value of $2.03 per share), surplus of $16,656,000 and undivided profits (including unrealized gains on securities available for sale) of $4,749,000.

     The New Bank was organized on ______ __, 1998, and has authorized capital stock in the amount of $30,000,000 (divided into 10,000,000 shares of common stock of the par value of $1.00 per share). Immediately prior to the merger becoming effective, 200,000 shares of the New Bank shall be issued and outstanding and the New Bank shall have a surplus in the amount of $40,000. The merger hereby provided for shall hereinafter be called the "Merger."

     The Holding Company is a corporation duly organized under the laws of the State of Texas and has its principal office in the City of Bellaire, County of Harris, State of Texas. The Holding Company's authorized capital stock consists of 30,000,000 shares of common stock, of the par value of $1.00 per share.

     A majority of the Board of Directors of the Bank and a majority of the Board of Directors of the New Bank have, respectively, approved this Agreement and authorized its execution. A majority of the Board of Directors of the Holding Company has approved this Agreement, agreed that the Holding Company shall join in and be bound by it, and authorized the undertakings hereinafter made by the Holding Company.

     This Agreement is and shall be deemed to be a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises, the Bank and the New Bank, joined in by the Holding Company, hereby make this Agreement prescribing the terms and conditions of merger of the Bank and the New Bank as follows:

                                   Section 1

     The Bank shall be merged into the New Bank under the Charter and Articles of Association of the New Bank pursuant to the provisions of, and with the effect provided in, Section 2 of Chapter 209 of the Act of Congress of November 7, 1918, as amended (12 U.S.C. Section 215a).

                                   Section 2

     The name of the surviving association (hereinafter referred to as the "Association") shall be "Citizens National Bank of Texas@ and its charter number shall be 17954.

                                   Section 3

     The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 5320 Bellaire Boulevard, Bellaire, Texas, and its legally established branches.

                                   Section 4

     The amount of capital stock of the Association shall be $200,000 divided into 100,000 shares of common stock, each of $1.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $26,898,000, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between December 31, 1997, and the effective time of the merger.

                                   Section 5

       (a) Upon the merger becoming effective, the corporate existence of the Bank and the New Bank shall, as provided by the aforementioned Act of Congress, be merged into and continued in the Association, and the Association shall be deemed to be the same corporation as the Bank and the New Bank. All rights, franchises, and interests of the Bank and the New Bank, respectively, in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the Association by virtue of such merger without any deed or other transfer, and the Association, without any order or action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates and persons, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Bank and the New Bank, respectively, at the time the merger becomes effective. Thereafter, the Association shall engage in the business of a national banking association at the main office and the legally established and approved branches of the Bank.

       (b) Upon the merger becoming effective, the Association shall be liable for all liabilities of the Bank; and all liabilities, obligations, and contracts of the Bank and of the New Bank, respectively, matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of the Bank or the New Bank, as the case may be, shall be those of the Association, and shall not be released or impaired by the merger, and all rights of creditors and other obligees and all liens on property of either the Bank or the New Bank shall be preserved unimpaired.

                                   Section 6

     This Agreement shall be submitted to the stockholders of the Bank and the New Bank for ratification and confirmation at meetings to be called and held in accordance with the applicable provisions of law and their respective Articles of Association and By-laws. The Bank and the New Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the merger on the terms herein provided including, without being limited to, the preparation and submission of an application to the Comptroller of the Currency of the United States for approval of the merger under the provisions of Section 18(c) of the Federal Deposit Insurance Act, as amended (12 USC Section 1828(c)) and Section 215a of Title 12 United States Code.

                                   Section 7

    Upon the merger becoming effective:

       (a) Each share of the common stock of the Bank shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and become one share of the common stock of the Holding Company, and outstanding certificates representing shares of common stock, par value $2.03 per share, of the Bank shall thereafter represent shares of common stock, par value $1.00 per share, of the Holding Company. Each holder of any such shares of the Bank which shall have been so converted into common stock of the Holding Company, shall, upon surrender in proper form to the Association for cancellation of one or more stock certificates (hereinafter called "Old Certificates") which, prior to the merger becoming effective, represented common stock of the Bank, be entitled to receive as evidence of the shares so converted one or more stock certificates (hereinafter called "New Certificates") bearing the name of the Holding Company as issuer, for the number of shares of Holding Company represented by such Old Certificates when surrendered. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of common stock of the Holding Company which the holder thereof would be entitled to receive upon its surrender, except that Holding Company may withhold, from the holder of shares represented by such Old Certificates, distribution of any or all dividends declared by the Holding Company on such shares until such time as such Old Certificate shall be surrendered in exchange for one or more New Certificates, at which time dividends so withheld by the Holding Company with respect to such shares shall be delivered, without interest thereon, to the stockholder to whom such New Certificates are issued.

       (b) The amount, and the number of shares, of common stock of the New Bank outstanding immediately before the merger becomes effective (specifically $200,000 divided into 200,000 shares of the par value of $1.00 each) shall be the amount and the number of shares of the common stock of the Association outstanding upon the completion of the merger.

       (c) No cash shall be allocated to stockholders of the Bank (except as to those stockholders who elect to dissent from the plan of merger as provided in
Section 11 hereof) or to any other person, firm, or corporation, and stock shall be allocated as follows:

               (i) To stockholders of the Bank of record at the time the merger becomes effective there shall be allocated one share of common stock of the Holding Company for each one share of common stock of the Bank held of record at the time of the merger; and

               (ii) To the Holding Company there shall be allocated the amount, and the number of shares, of common stock of the Association of the par value of $2.03 per share, which shall be equal to the amount, and the number of shares, of common stock of the Bank outstanding immediately before the merger.

          (d) The Holding Company shall assume all of the obligations of the Bank under the stock options outstanding to the extent that such options remain unexercised on the effective date of the merger of the Bank and the New Bank. Option holders shall receive options to purchase the same number of shares at the same option exercise price that the option held had such option been exercised prior to the merger.

          (e) The shares of the capital stock of the New Bank issued and outstanding at the time of the merger shall continue to be issued and outstanding shares of the Association.

                                   Section 8

     Neither of the banks shall declare or pay any dividend to its stockholders between the date of this Agreement and the time at which the merger shall become effective, except in the ordinary course of business, nor dispose of any of its assets in any other manner except in the normal course of business and for adequate value.

                                   Section 9

     The present Board of Directors of Bank shall continue to serve as the Board of Directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

                                   Section 10

     Effective as of the time this merger shall become effective as specified in the "Certificate Approving Merger" to be issued by the Comptroller of the Currency, the Articles of Association of the Association shall read in their entirety as provided in Exhibit A hereto. The By-Laws of the Association shall be the By-Laws of the New Bank.

                                   Section 11

     Any stockholder of the Bank who shall have voted against the merger at the meeting of the stockholders of the Bank held for the purpose set forth in
Section 6 of this Agreement or who shall have given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when the merger shall be approved by the Comptroller of the Currency upon written request made to the Association at any time before 30 days after the date of consummation of the merger, accompanied by the surrender of his stock certificates. The value of the shares of any dissenting stockholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash (by reason of such dissent and request for appraisal); (2) one selected by the directors of the Association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting stockholder who has requested payment, that stockholder may, within five days after being notified of the appraised value of such shares, appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant. If within 90 days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal, as the case may be, shall be paid by the Association. The value of the shares ascertained shall be promptly paid to the dissenting stockholders by the Association.

                                   Section 12

     Effectuation of the merger herein provided for is conditional upon:

          (a) Ratification and confirmation of this Agreement by vote of the stockholders of the Bank and the New Bank as required by law;

          (b) The approval of the Office of the Comptroller of the Currency of the merger herein provided for; and

          (c) Procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law, which are necessary for consummation of the merger.

                                   Section 13

     In the event that:

          (a) The number of shares of capital stock of the Bank voted against the merger, or in respect of which written notice is given purporting to dissent from the merger, shall make consummation of the merger unwise in the opinion of either the Board of Directors of the Bank or the Board of Directors of the New Bank; or

          (b) Any action, suit, proceeding, or claim has been instituted, made or threatened relating to the proposed merger which shall make consummation of the merger inadvisable in the opinion of either the Board of Directors of the Bank or the Board of Directors of the New Bank; or

          (c) Any action, consent or approval, governmental, or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Association, upon and after the merger, to conduct all or any part of the business and activities of the Bank up to the time of the merger, in the manner in which such activities and business are then conducted, shall not have been obtained; or

          (d) For any other reason consummation of the merger is inadvisable in the opinion of the respective Boards of Directors of both the Bank and the New Bank;

then this Agreement may be terminated at any time before the merger becomes effective by written notice by either the Bank or the New Bank to the other of them, authorized or approved by resolution adopted by the Board of Directors of the one of them giving such notice. Upon termination by written notice as provided in this Section 13, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the Bank, the New Bank, Holding Company or the directors, officers, employees, agents or stockholders, or any of them.

                                   Section 14

     Subject to the terms of and upon satisfaction of all requirements of law and the conditions specified in this Agreement, including, among other conditions, receipt of the approval of the Comptroller of the Currency specified in the Act of Congress referred to in Section l of this Agreement, the merger shall become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the merger.

     WITNESS, the signature and seals of said merging banks this ____ day of _________, 1998, each hereunto set by its Chairman and attested by its President, pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors:

ATTEST:                             CITIZENS NATIONAL BANK OF TEXAS


----------------------------
B. Ralph Williams, President             By
(SEAL)                                     --------------------------------
                                           Frank G. Cook, Chairman of the Board


ATTEST:                             CITIZENS BANK, N.A.


----------------------------
B. Ralph Williams, President             By
(SEAL)                                     -----------------------------------
                                           Frank G. Cook, Chairman of the Board

     CNBT Bancshares, Inc. hereby joins in and assents to the foregoing Agreement, undertakes that it will be bound thereby and that it will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, CNBT Bancshares, Inc. has caused this undertaking to be executed by its duly authorized officer and its corporate seal to be hereunto affixed this ___ day of __________, 1998.

                                    CNBT BANCSHARES, INC.


                                    By
                                      ------------------------------------
                                       B. Ralph Williams, President


[Acknowledgments]

                                                                       EXHIBIT B

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             CNBT BANCSHARES, INC.


                                  ARTICLE ONE

     CNBT Bancshares, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (hereinafter referred to as the "Act"), hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

                                  ARTICLE TWO

          The restated articles of incorporation were adopted by resolution of the board of directors of the corporation on April 17, 1998.

                                 ARTICLE THREE

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as set forth above:

                                   "ARTICLE I

                                      Name

     The name of the Corporation is: CNBT BANCSHARES, INC

                                   ARTICLE II

                                    Duration

     The period of the duration of the Corporation is perpetual.

                                  ARTICLE III

                               Purpose and Powers

     Section 1. Purpose. The purpose for which the Corporation is organized is:

     To transact any or all lawful business for which corporations may be incorporated under the Act.

     Section 2. Statutory Powers. Subject to any limitations or restrictions imposed by the Act or other law, or by these Articles of Incorporation, and solely in furtherance of, but not in addition to, the purpose set forth in
Section 1 of this Article, the Corporation shall have and may exercise all of the powers specified in the Act or in any other applicable law of Texas.

     Section 3. Additional Powers. Subject to any limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, and solely in furtherance of, but not in addition to, the purpose set forth in
Section 1 of this Article, the purpose enumerated in Section 1 of this Article shall be construed as creating powers (as well as declaring purposes) as fully as if the text of the clause in Section 1 of this Articles was repeated in this Section.

     Section 4. Direction of Purpose and Exercise of Powers by Directors. Subject to any limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, the Board of Directors is hereby authorized to direct, by resolution duly adopted, the purpose set forth in Section 1 of this Article and to exercise all the powers of the Corporation, without previous authorization or subsequent approval by the shareholders; and all parties dealing with the Corporation shall have the right to rely on any action taken by the Corporation pursuant to such action by the Board of Directors.

     Section 5. Limiting Clause. Nothing in this Article is to be construed as authorizing the Corporation to transact any business in the State of Texas expressly prohibited by any law of Texas, or to engage in any activity in Texas which cannot lawfully be engaged in without first obtaining a license under the laws of Texas and such a license cannot be granted to a corporation.

                                   ARTICLE IV

                                 Capital Stock

     The aggregate number of shares which the Corporation shall have the authority to issue is 30,000,000 shares of Common Stock of the par value of $1.00 each (hereinafter sometimes called "Common Stock") which may be divided into and issued in series or classes as set forth below. The preferences, limitations and relative rights in respect of each class or series of shares of the Corporation and the authority vested in the Board of

Directors to divide the shares of the Corporation into classes and series and the variations in the relative rights and preferences between the shares of such classes or series so established are as follows:

     Section 1. Issuance of Shares in Classes or Series. The shares of the Corporation may be divided into and issued in classes and series, and each class or series shall be so designated as to distinguish the shares from the shares of all other classes or series. All shares of the same class shall be of equal rank and identical except to the extent that the shares of a class have been divided into series and variations in the relative rights and preferences enumerated in subparagraphs (a) through (h), inclusive of this paragraph 1 may be fixed and determined, from time to time, by the Board of Directors between classes and series hereinafter established; and each share of a series shall be identical in all respects with the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Shares of any class or series which have been retired or canceled in any manner, including shares redeemed or treasury shares returned and shares which have been converted into Common Stock or other shares of the Corporation or exchanged for shares of any other class or series, shall have the status of authorized but unissued shares of such class or series.

     Authority is expressly granted to the Board of Directors, within the limitations and restrictions stated herein, to divide the shares of the Corporation into one or more classes or series and, with respect to each class or series, to fix and determine in the resolution or resolutions providing for the issue of such shares the following relative rights and preferences as to which there may be variations between the class or series so established:

          (a) the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the rate of dividends payable on shares of such class or series, the conditions upon which and the dates when such dividends shall be payable and whether such dividends are cumulative, non-cumulative, or partially cumulative;

          (c) whether such class or series will be preferred over any other class, classes, or series as to the payment of dividends;

          (d) the price or prices at, and the terms and conditions on, which shares of such class or series may be redeemed and whether such shares may be redeemed at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event;

          (e) the amount payable on shares of such class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (f) whether such class or series will have preference in the assets of the Corporation over any other class, classes, or series upon the voluntary or involuntary liquidation of the Corporation;

          (g) the terms and conditions and the date or dates on which the shares of such class or series may be converted into shares of Common Stock or shares of another class of series of shares of the Corporation;

          (h) subject to the limitations contained in Article 2.12B(5) of the Act, the rights, if any, of the holders of shares of such series to exchange shares for shares of any other class or shares of any series of the same or any other class or series, obligations, indebtedness, evidences of ownership, rights to purchase securities, or other securities of the Corporation or one or more other domestic or foreign corporations or other entities or for other property or for any combination of the foregoing, and the terms and conditions of such exchange;

          (i) whether or not the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement and the terms and provisions relative to the operation thereof; and

          (j) the rights, if any, of the holders of shares of such class or series to vote.

     Section 2. Voting Rights. Except as otherwise provided by law, or by the resolution or resolutions of the Board of Directors providing for the issue of any class or series of shares of the Corporation, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share held.

     Section 3. Denial of Cumulative Voting. No shareholder of the Corporation shall have the right to cumulate his votes for the election of directors.

     Section 4. Denial of Preemptive Rights. No holder of Common Stock or other shares of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock (except by conversion or exchange of shares of the Corporation into shares of Common Stock or into shares of any other class or series, as provided herein) or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares of the Corporation authorized by these Articles of Incorporation or by amendment thereof or out of the shares of the Corporation acquired by it after the issuance thereof, nor shall any holders of shares of the Corporation be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the Corporation any shares of the Corporation; but all such additional issues of shares, rights and options, or of bonds, debentures of other securities convertible into or exchangeable for shares of the Corporation, or to which warrants shall be attached or appertain or which shall confer upon the holder the rights to subscribe for, purchase or receive any shares of the Corporation, may be issued and disposed of by the Board of Directors to such persons, firms or corporations as in its absolute discretion such board may deem advisable, without offering any such shares, securities or obligations to the holders of shares of the Corporation or to the holders of warrants entitling such holders to subscribe to shares of the Corporation or to the holders of obligations which may be converted into shares of the Corporation. The acceptance of any shares in the Corporation shall be a waiver of any preemptive or preferential right which in the absence of this provision might otherwise be asserted by the holders of shares of the Corporation or any of them.

     Section 5. Issuance of Rights or Options to Purchase Securities of the Corporation. The Board of Directors shall have power at any time or from time to time, without any action by the shareholders of the Corporation, to create and issue, for such consideration, as may be fixed from time to time by the Board of Directors, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any of its shares, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors; the terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the Corporation upon the exercise of any such right or option shall, subject to provisions of the Texas Business Corporation Act and any other law, be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

     Section 6. Voting. A majority is sufficient for any action which requires the vote or concurrence of shareholders.

     Section 7. Special Meetings of Shareholders. The shareholders of the Corporation shall have the power to call a special meeting of the shareholders of the Corporation only upon a written request delivered to the Corporation signed by holders of at least 33-1/3% of the outstanding shares entitled to vote at the proposed special meeting.

     Section 8. Purchase of Shares. Except as specified in Section 1(d) of this Article IV, nothing herein shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction. Without necessity for action by the shareholders, the Corporation any purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE V

                  Initial Consideration for Issuance of Shares

     The Corporation will not commence business until it has received for the issuance of its shares consideration of One Thousand and No/100 and No/100 ($1,000.00) Dollars, consisting of money paid, labor done or property actually received.

                                   ARTICLE VI

                      Initial Registered Office and Agent

     Section 1. Registered Office. The post office address of the initial registered office of the Corporation is 5320 Bellaire Boulevard, Bellaire, Texas 77401.

     Section 2. Registered Agent. The name of the initial registered agent of the Corporation, at such address, Randall W. Dobbs.

                                  ARTICLE VII

                           Data Respecting Directors

     Section 1. Board of Directors. The number of directors shall from time to time be fixed by, or in the manner provided in, the By-laws of the Corporation. The number of directors constituting the initial Board of Directors is three who need not be residents of the State of Texas or shareholders of the Corporation.

     Section 2. Names and Addresses. The names and addresses of the person or persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualify, are:

          Name                           Address

     Frank G. Cook                  5320 Bellaire Boulevard
                                    Bellaire, Texas 77401

     B. Ralph Williams              5320 Bellaire Boulevard
                                    Bellaire, Texas 77401

     Randall W. Dobbs               5320 Bellaire Boulevard
                                    Bellaire, Texas 77401


     Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the By-laws; but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a By-law fixing the number of directors, the number shall be two.

     Section 4. Limitation of Liability of Directors. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission involving intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), or (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.

     Section 5. Indemnification. As permitted by Section G of Article 2.02-1 of the Act as in effect on the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Texas, the Corporation hereby:
          (A) makes mandatory the indemnification permitted under Section B of
     Article 2.01-1 of the Act;

          (B) makes mandatory the payment or reimbursement of the reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director=s compliance with the requirements of Section K of Article 2.01-1 the Act; and

          (C) extends the mandatory indemnification referred to in paragraph (A) above and the mandatory payment or reimbursement of expenses referred to in paragraph (B) above (i) to all officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

     Section 6. Insurance. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under the Article 2.02-1 of the Act.

     Section 7.  Non-Exclusivity.  The provisions of Sections 5 and 6 of this
Article VII shall not be deemed exclusive of any other rights to which any such director, officer or other person may be entitled under any other agreement, pursuant to a vote of directors or any committee thereof or a vote of shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No person shall be entitled to indemnification pursuant to this Article 8 in relation to any matter as to which indemnification shall not be permitted by law. No repeal or modification of Sections 4, 5, or 6 of this Article VII shall adversely affect any right or protection to an officer or director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                         Data Respecting Incorporators

          The name and address of the Incorporator of the Corporation is:

          Name                      Address

     John T. Unger            1000 Louisiana, Suite 1200
                              Houston, Texas  77002

                                   ARTICLE IX

                                     Bylaws

     The initial bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws of the Corporation or adopt new bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders of the Corporation."

     Dated the 17th day of April, 1998.

                                    CNBT BANCSHARES, INC.

                                    By     /s/ Ralph Williams
                                      --------------------------------------
                                       Ralph Williams, President

                                                                       EXHIBIT C

                             CNBT BANCSHARES, INC.

                                 B Y  L A W S

                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the Texas Business Corporation Act (the "Act") to be maintained in the State of Texas shall be the registered office named in the original Articles of Incorporation of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a place of business in Texas, such regis tered office need not be the same as the principal place of business of the Corporation.

     Section 2. Other Offices. The Corporation may also have offices at such other places or locations, within or without the State of Texas, as the Board of Directors may determine or the business of the Corporation may require.


                                  ARTICLE II

                                 SHAREHOLDERS

     Section 1. Meetings of Shareholders. Any meeting of the shareholders, annual or special, shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Texas as may be determined by the Board of Directors. However, any meeting may be held at any place within or without the State of Texas designated in a waiver or waivers of notice signed by, or in the aggregate signed by, all of the shareholders.

     Section 2. Annual Meeting. An annual meeting of the shareholders shall be held at such place, within or without the State of Texas, on such date, and at such time as the Board of Directors shall fix each year and set forth in, the notice of meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last an nual meeting of shareholders, for the purpose of electing directors and for the transaction of any and all such other business as may be properly brought before or submitted to the meeting. Any and all business of any nature or character whatsoever may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise provided by law or by these By-laws.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, or by law or by the Articles of Incorporation of the Corporation, may be called by the President, the Chairman of the Board (if any), or the Board of Directors, and shall be called by the Chairman of the Board (if any), the President or the Secretary upon written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the then holder(s) of at least 33-1/3% of all of the then issued and outstanding shares of the capital stock of the Corporation entitled to be voted at such meeting.

     Section 4. Notices of Shareholders' Meetings. Written or printed notice stating the place, day and hour of each meeting of the shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the of ficer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any notice required to be given to any shareholder, under any provision of the Act or the Articles of Incorporation or bylaws of the Corporation, need not to be given to a shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or documents filed with the Secretary of State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     Section 5. Quorum of Shareholders. Unless otherwise required by law or provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares en titled to vote and thus represented at such meeting in person or by proxy. With respect to any matter, other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, the affirmative vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these By-laws. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal from the meeting of enough shareholders represented it person or by proxy to leave less than a quorum.

     Section 6. Adjournments of Annual and Special Meetings of the Shareholders. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend any meeting of the shareholders in person or by proxy then the holders of a majority of the shares entitled to vote, represented in person or by proxy, may adjourn any such meeting from time to time without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until holders of the amount of shares requisite to constitute a quorum shall be present at the particular meeting or at any adjournment thereof, in person or by proxy. The holders of a majority of the shares entitled to vote, represented in person or by proxy, may also adjourn any annual or special meeting of the shareholders from time to time and without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. If the adjournment is for more than 60 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

     Section 7. Procedure at Meetings of Shareholders. The President of the Corporation, or in the event of his absence, omission or refusal to so act, a Vice President of the Corporation, shall call each meeting of the shareholders to order and shall act as Chairman of such meeting. If for any reason whatever neither the President nor a Vice President of the Corpora tion acts or will act as the Chairman of the meeting of shareholders, then the shareholders present, in person or by proxy, and entitled to vote there at may by affirmative vote of a majority appoint a Chairman who shall act as Chairman of the meeting.

     The Secretary of the Corporation, or in the event of his absence, omission or refusal to act, an Assistant Secretary, shall act as Secretary of each meeting of the shareholders. If for any reason whatever neither the Secretary nor an Assistant Secretary acts or will act as Secretary of the meeting of shareholders, then the Chairman of the meeting or, if he fails to do so, the shareholders present, either in person or by proxy, and entitled to vote thereat may by affirmative vote of a majority appoint any person to act as Secretary of the meeting and such person shall act as Secretary of the meeting.

     The Chairman of any meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the Chairman of the meeting shall otherwise determine, the order of business shall be as follows:

     (a) Calling of meeting to order.

     (b) Election of a Chairman and the appointment of a Secretary if necessary.

     (c) Presentation of proof of the due calling of the meeting.

     (d) Presentation and examination of proxies and determination of a quorum.

     (e) Reading and settlement of the minutes of the previous meeting.

     (f) Reports of officers and committees.

     (g) The election of directors if an annual meeting, or a meeting called for that purpose.

     (h) Unfinished business.

     (i) New business.

     (j) Adjournment.

     Section 8. Attendance and Proxies. Each shareholder entitled to vote at the particular shareholders' meeting may attend such meeting and vote in person or may attend such meeting by proxy, and vote by such proxy, appointed by instrument in writing executed by the shareholder or by such shareholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation before or at the time of the particular meeting, and the attendance or the vote at any such meeting of a proxy of any such shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest and unless otherwise made irrevocable by law.

     Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

     Section 9. Voting of Shares. At each meeting of the shareholders, each outstanding share, regardless of class, standing in the shareholder's name on the stock and transfer books and records of the Corporation shall be entitled to one (1) vote on each matter submitted to vote at such meeting, subject, however, to the provisions of Section 6 of ARTICLE VIII of these By-laws, and except to the extent that the Articles of Incorpora tion provide for more or less than one vote per share or, if and to the extent permitted by law, limit or deny voting rights to the holders of the shares of any class or series, or as otherwise provided by law. Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     At each election for directors by the shareholders, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or, unless expressly prohibited by the Articles of Incorporation of the Cor poration, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal or by dis tributing such votes on the same principle among any number of such candidates. If cumulative voting of shares of capital stock of the Corporation has not been denied in the Articles of Incorporation, any share holder thereby having cumulative voting rights and who intends to cumulate his votes shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes, and all shareholders may cumulate their votes if any shareholder gives such written notice of intention to cumulate his votes as provided for herein.

     Section 10. Voting of Shares Owned by Another Corporation. Shares standing in the name of another corporation, domestic or foreign, on the books and records of the Corporation and having voting rights may be voted by such officer, agent or proxy as the bylaws of such other corporation may authorize or, in the absence of such authorization, as the board of directors of such other corporation may determine; provided, however, that when any foreign corporation without a permit to do business in this State lawfully owns or may lawfully own or acquire stock in a Texas corporation, it shall not be unlawful for such foreign corporation to vote such stock and to participate in the management and control of the business and affairs of such Texas corporation, as other stockholders, subject to all laws, rules and regulations governing Texas corporations and especially subject to the provisions of the antitrust laws of the State of Texas.

     Section 11. Shares Held by Fiduciaries, Receivers, Pledgees. Shares held by an administrator, executor, guardian or conservator, may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him unless such shares shall have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without such shares being transferred into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred on the books and records of the Corporation into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 12. Decisions at Meetings of Shareholders. At all meetings of the shareholders all elections of directors shall be determined by a plurality of the votes cast by the shareholders entitled to vote represented in person or by proxy, a quorum being present, and all other questions, business and matters, except those the manner of deciding which is otherwise expressly governed by the Act or by the Articles of Incorpora tion or by these By-laws, shall be decided by the affirmative vote of the holders of a majority of the votes of the shareholders entitled to vote, represented in person or by proxy, a quorum being present. All voting shall be viva voce, except that upon the determination of the Chairman of the meeting or upon the demand of any qualified voter or his proxy, voting on any question, matter or business at such meeting shall be by ballot. In the event any business, question or matter is so voted upon by ballot, then each ballot shall be signed by the shareholder voting or by his proxy and shall state the number of shares so voted.

     At any meeting at which a vote is taken by ballots, the Chairman of the meeting shall appoint one or more inspectors who shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The Chairman of the meeting may appoint any person to serve as an inspector, except no candidate for the office of director shall be appointed as an inspector.

     Section 13. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the Secretary and kept on file at the registered office or principal place of business of the Corporation and be subject to inspection by any shareholder at any time during usual business hours for a period of at least ten (10) days prior to such meeting and shall be produced and kept open at such meeting and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 14. Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation or, in lieu thereof, to fix a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders and at any adjournment thereof and to fix a record date for any other purpose as provided in Section 6 of ARTICLE VIII of these By-laws.

     Section 15. Action by Unanimous Consent. Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or, if provided in the Articles of Incorporation, by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest date consent delivered to the Corporation in the manner required by the Act, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

     Section 16. Meeting by Telephone or Similar Communications Equipment. Subject to the provisions required or permitted by the Texas Business Corporation Act for notice of meetings, unless otherwise restricted by these Bylaws or the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of ob jecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 17. Shareholder Proposals. At any special meeting of shareholders only such business shall be conducted as shall have been set forth in the notice of special meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

     No proposal by a shareholder shall be presented at an annual meeting of shareholders unless such shareholder shall provide the Board of Directors or the Secretary of the Corporation with timely written notice of intention to present a proposal for action at the forthcoming meeting of shareholders, which notice shall include (a) the name and address of such shareholder, (b) the number of voting securities he or she holds of record and which he or she holds beneficially, (c) the text of the proposal to be presented at the meeting, (d) a statement in support of the proposal, and (e) any material interest of the shareholder in such proposal. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting. Any shareholder may make any other proposal at an annual meeting of shareholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, no action with respect to such proposal shall be taken at such meeting and such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place no earlier than 60 days after such meeting.

     This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as provided in this Section
17. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 17. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 17, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding any other provision of these By-laws, the Corporation shall be under no obligation to include any shareholder proposal in its proxy statement materials or otherwise present any such proposal to shareholders at a special or annual meeting of shareholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to shareholders any shareholder proposal not required to be included in its proxy material to shareholders in accordance with such Act, rules, or regulations.

     For purposes of this Section 17 and Section 4 of Artcile III of these By-laws, reference to a requirement to deliver notice or information to the Corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered that number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to shareholders. For purposes of this Section 17 and Section 4 of
Article III, notice shall be deemed to first be given to shareholders when disclosure of such date is first made in a press release reported by Dow Jones News Services, Associated Press, or comparable national news service or in a document filed by the Corporation with the Office of the Comptroller of the Currency pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     Section 1. Board of Directors. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law, the Articles of Incorporation or by these Bylaws, the Board of Directors may, and are fully authorized to, do all such lawful acts and things as may be done by the Corporation and to exercise all the powers of the Corporation. Directors need not be residents of the State of Texas or shareholders of the Corpora tion.

     Section 2. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director, and further provided that the number of directors shall never be less than one (1). If the Board of Directors makes no such determination, the number of directors shall be the same as the number constituting the initial Board of Directors as fixed by the Articles of Incorporation.

     Section 3. Election and Term. Except as otherwise provided in Section 5 of this ARTICLE III, the directors shall be elected each year at the annual meeting of the shareholders, or at a special meeting of the shareholders held in lieu of the annual meeting. Each such director shall hold office, unless he is removed in accordance with the provisions of these Bylaws or he resigns, for the term for which he is elected and until his successor shall have been elected and qualified. Each director shall qualify by accepting his election to office either expressly or by acting as a director.

     Section 4. Nominations for Director. Only persons who are nominated in accordance with the procedures of this Section 4 shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of any outstanding class of capital stock of the Corporation who is a shareholder of record at the time of the giving of notice required in this
Section 4, who shall be entitled to vote in the election of directors generally, and who complies with the notice procedures set forth in this Section 4. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if timely written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, first class postage prepaid, return receipt requested, to the President of the Corporation.

     With respect to an annual meeting, to be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the meeting. Each such notice shall set forth: (a) the name and residence address of the shareholder who intends to make the nomination, (b) the name, age, business address, and home address of the person or persons to be nominated; (c) the principal occupation of the person or persons nominated; (d) the total number of shares of capital stock of the Corporation that will voted for each person nominated; (e) the number of shares of capital stock owned by the notifying shareholder, (f) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice; (g) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (h) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (i) the written consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

     Other than directors chosen pursuant to the provisions of this Section 4, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     For a nomination by a stockholder to be proper, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 4.

     Section 5. Resignation. Any director or officer of the Corporation may resign at any time as provided in Section 4 of ARTICLE IX of these Bylaws.

     Section 6. Vacancy and Increase. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and qualified. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual or special meeting of shareholders called for that purpose. Notwithstanding the fore going provisions of this Section, whenever the holder of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of the majority of directors elected by such class or series in an office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorship shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

     Section 7. Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided that, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of the class or series shall be entitled to vote for or against the removal of a director elected by the holders of shares of that class or series and in case the shareholders have the right to cumulate votes for the election of directors, if less than the entire Board is to be removed, no director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at any election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which such director is a part; and any vacancy or vacancies in the Board resulting therefrom may be filled by the remaining directors, though less than a quorum, or by the shareholders, whichever shall first act thereon.

     Section 8. Offices and Records. The directors may hold their meetings and may have or establish one or more offices of the Corporation and keep the books and records of the Corporation, except as otherwise provided by statute, in such place in the State of Texas or outside the State of Texas, as the Board of Directors may determine.

      Section 9. Meeting of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

     Section 10. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

     Section 11. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, the Board of Directors shall proceed to the election of the officers of the Corporation.

     Section 12. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall be designated or determined by the Board of Directors. Notice of such regular meetings shall not be required.

     Section 13. Special Meetings. Special meetings of the Board of Directors shall be held whenever and wherever called or provided to be held by the Chairman of the Board (if any), the President or by a majority of the directors then in office, and at the place, day and hour determined by the officer or such majority of the directors calling or providing for the holding of the particular meeting, in each instance, and such determination may be conclusively evidenced in a call, waiver of notice or other com munication signed by such officer or such majority of the directors.

     Section 14. Notice. The Secretary or an Assistant Secretary shall, but in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may, give notice of each special meeting, and of the place, day and hour of the particular meeting, in person or by mail, or by telephone, telegraph or other means of communication, at least twenty-four (24) hours before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 15. Business to be Transacted. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any meeting, regular or special, of the Board of Directors. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

     Section 16. Quorum - Adjournment if Quorum is not Present. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of any and all business, unless a greater number is required by law or by the Articles of Incorporation or these Bylaws. At any meeting, regular or special or any first meeting, of the Board of Directors, if there be less than a quorum present, a majority of those present, or if only one director be present, then such director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until a quorum shall be present at the meeting. A majority of the directors present at any meeting of the Board of Directors, or if only one director be present, then such di rector may adjourn any meeting of the Board from time to time without notice, other than by announcement at such meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. The act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall constitute the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these Bylaws.

     Section 17. Order of Business. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may determine. At all meetings of the Board of Directors, if a Chairman of the Board has theretofore been elected by the Board of Directors pursuant to the provisions of Section 7 of ARTICLE VI of these Bylaws, the Chairman of the Board shall preside, but if a Chairman of the Board has not theretofore been elected or if elected he should be absent, the President shall preside and in the absence of the President, a Vice President shall preside, but if none of such officers shall be present or preside at any meeting of the Board, then a Chairman shall be chosen by the Board from among the directors present and such Chairman so chosen shall preside at the meeting.

     The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary and an Assistant Secretary, or if for any reason neither acts as Secretary thereof, the presiding officer shall appoint any person of his choice to act, and such person shall act as Secretary of the meeting.

     Section 18. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 19. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have authority to fix the compensation of directors. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor. Members of special or standing committees may be allowed a fixed sum and expenses of attendance, if any, at committee meetings.

     Section 20. Action by Unanimous Consent. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.
Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas.

     Section 21. Meeting by Telephone or Similar Communications Equipment. Subject to the provisions required or permitted by the Act for notice of meetings, unless otherwise restricted by these Bylaws or the Arti cles of Incorporation, the Board of Directors or any committee thereof de signated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any such committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 22. Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting, provided that a quorum is present, shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation.

                                  ARTICLE IV

                OFFICERS' AND DIRECTORS' SERVICES, CONFLICTING
                   INTERESTS, INDEMNIFICATION AND INSURANCE

     Section 1. Services. No director and, unless otherwise determined by the Board of Directors, no officer of the Corporation, shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to the Corporation. Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall be entirely free to engage, participate and invest in any and all businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the Corporation, without breach of duty to the Corporation or to its shareholders and without ac countability or liability to the Corporation or to its shareholders.

     Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall, respectively, be entirely free to act for, serve and represent any other corporation, any entity or any person, in any capacity, and be or become a director or officer, or both, of any other corporation or any entity, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, en terprises and activities, or any of them, of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability of any character or description to the Corporation or to its shareholders.

     Section 2. Directors' and Officers' Interests in Contracts. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any firm or partnership of which one or more of its directors or officers are members or employees or in which they are otherwise interested, or between the Corporation and any corporation, association or other organization in which one or more of the Corporation's directors or officers are shareholders, members, directors, officers or employees or have a financial interest or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office as a director or officer of the Corporation or such interest in or in connection with such other firm, partnership, corporation, association or other organization, notwithstanding the presence of such director or officer at the meeting of the Board of Directors or committee of the Corporation which authorizes any such contract or other transaction, and notwithstanding his participation in such action or his votes are counted for such purpose, if such contract or other transaction is fair, just and beneficial to the Corporation, and if (i) the material facts as to such interest or relationship shall be disclosed or known to the Board of Directors or the committee and the Board of Directors or the committee shall, in good faith, authorize, approve or ratify such contract or other transaction by a vote of a majority of the disinterested directors present, such interested director to be counted neither in determining whether a quorum is present, nor in calculating the majority necessary to carry such vote, or if (ii) the material facts of such interest or relationship shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall in good faith authorize, approve or ratify such contract or other transaction; nor shall any director or officer be responsible to, or liable to account to, the Corporation for any profits realized by or from or through any such contract or other transaction of the Corporation so authorized, ratified or approved, by reason of such interest or his being or having been a director or officer, or both, of the Corporation. Nothing herein contained shall create responsibility or liability in or in con nection with any such event or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

     Section 3. Reliance Upon Books, Reports and Records. Neither a director nor a member of any committee shall be liable if, in the exercise of ordinary care, he relied and acted in good faith upon written financial statements of the Corporation represented to him to be correct in all material respects by the President or by the officer of the Corporation having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation, nor shall he be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a distribution, he considered the assets of the Corporation to be at least of their book value.

     Section 4. Non-Liability of Directors and Officers in Certain Cases. No director, officer or member of a committee shall be liable for his acts as such if he is excused from liability under any present or future provision of the Texas Business Corporation Act.

     Section 5.  Indemnification of Directors, Officers, Employees and Agents.

     (a)  As used in this section:

          (1) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section 5.

          (2) "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee or agent of similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (3) "Expenses" include court costs and attorneys' fees.

          (4)  "Official Capacity" means

               (A) when used with respect to a Director, the office of director in the Corporation, and

               (B) when used with respect to a person other than a Director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship un dertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (5) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     (b) The Corporation may indemnify any person who was, is or is threatened to be made a named defendant or respondent in any Proceeding because he is or was a Director only if it is determined in accordance with paragraph (f) of this
Section 5 that the person:

          (1) conducted himself in good faith;

          (2)  reasonably believed:

               (A) in the case of conduct in his Official Capacity as a Director of the Corporation, that his conduct was in the Corporation's best interests, and

               (B) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and

          (3) in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     (c) Except to the extent permitted under subsection 5(e), a Director shall not be indemnified under subsection 5(b) for obligations resulting from a
Proceeding:

          (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's Official Capacity; or

          (2) in which the person is found liable to the Corporation.

     (d) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in subsection 5(b). A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     (e) A person may be indemnified under section 5(b) against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable Expenses actually incurred by the person in connection with the Proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable Expenses actually incurred by the person in connection with the Proceeding and Iii) shall not be made in respect of any Proceedings in which the person shall have been found liable or willful or intentional misconduct in the performance of his duty to the Corporation.

     (f) No indemnification under subsection 5(b) shall be made by the Corporation unless authorized in the specific case after a determination has been made that the Director has met the standard of conduct set forth in subsection 5(b). Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding;

          (2) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may partici pate), which committee shall consist solely of two or more directors who at the time of the vote are not named defendants or respondents to the Proceeding; or

          (3) by special legal counsel, selected by the Board of Directors or a committee thereof by vote as set forth in clauses (1) or (2) of this subsection 5(f), or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and such a com mittee cannot be established, by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may participate); or

          (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

     (g) Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of Expenses shall be made in a manner specified in clause (3) in subsection 5(f) for the selection of such counsel.

     (h) A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding in which he is a party because he is a Director shall be indemnified by the Corporation against reasonable Expenses incurred by him in connection with the Proceeding.

     (i) If upon application of a Director, a court of competent jurisdiction determines that a Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in subsection 5(b) or has been found liable in the circumstances described in subsection 5(c), the court may order such indemnification as the court determines is proper and equitable;

but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable Expenses actually incurred by the person in connection with the proceeding.

     (j) Reasonable Expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding after, and without the determination specified in subsection 5(f) or the authorization or determination specified in sub section 5(g), receipt by the Corporation of a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Section 5, and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it shall ultimately be determined that he has not met such standard of conduct or if it is ultimately determined that indemnification of the director against Expenses incurred by him in connection with that Proceeding is prohibited by subsection 5(e).

     (k) The written undertaking required by subsection (j) must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment.

     (l) The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, insurance policy, vote of shareholders or disinterested directors or otherwise, both as to action in their Official Capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, no provision for the Corporation to indemnify or to advance Expenses to a Director who was, is or is threatened to be made a named defendant or respondent to a Proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement or otherwise (except as contemplated by subsection (q)), shall be valid unless consistent with this section or, to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith.

     (m) Nothing contained in this Section shall limit the Corporation's power to pay or reimburse Expenses incurred by a Director in connection with his appearance as a witness in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     (n) Unless limited by the Articles of Incorporation of the Corporation,

          (1) an officer of the Corporation shall be indemnified as and to the same extent provided in subsections (h) and (i) for a Director and shall be entitled to the same extent as a Director to seek indemnification pursuant to the provisions of those subsections; and

          (2) the Corporation may indemnify and advance Expenses to an officer, employee or agent of the Corporation to the same extent that it may indemnify and advance Expenses to Directors pursuant to this Section 5.

     (o) The Corporation may indemnify and advance Expenses to persons who are not or were not officers, employees, or agents of the Corporation who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to Direc tors under this
Section 5.

     (p) The Corporation, in addition, may indemnify and advance Expenses to an officer, employee or agent or person who is identified by subsection 5(p) as a nominee or designee and who is not a Director to such further extent, consistent with law, as may be provided by the Articles of Incorpo ration of the Corporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

     (q) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partner ship, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Act or this Section 5. If the insurance of other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. The Corporation may, for the benefit of persons indemnified by the Corporation,
(i) create a trust fund; (ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guarantee or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation.

     (r) Any indemnification of, or advance of Expenses to a Director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10 of the Act, and in any case, within the 12-month period immediately following the date of the indemnification or advance.

     (s) For purposes of this Section 5, the Corporation shall be deemed to have requested a Director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines". Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.


                                   ARTICLE V

                               BOARD COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to (1) amending the Articles of Incorpora tion, (2) proposing a reduction of the stated capital of the Corporation, (3) approving a plan of merger, share exchange or consolidation, (4) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, (5) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (6) amending, altering or repealing these Bylaws or adopting new Bylaws for the Corporation, (7) filling vacancies in the Board of Directors or any such committee, (8) filling any directorship to be filled by reason of an increase in the number of directors, (9) electing or removing officers or members of any such committee,
(10) fixing the compensation of any member of such committee, or (11) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power and authority to authorize a distribution or share dividend or to authorize the issuance of shares of the Corporation. A majority of all the members of any such committee may determine its action and fix the time and place of its meet ings, unless the Board of Directors shall otherwise provide. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolu tion. The Board of Directors shall have power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee. The Board of Directors may designate one or more di rectors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.


                                  ARTICLE VI

                                   OFFICERS

     Section 1. Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such number of Assistant Secretaries and Assistant Treasurers as the Board may from time to time determine or elect and if elected and so designated by the Board of Directors, a Chairman of the Board. Any person may hold two or more offices at the same time.

     Section 2. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary.

     Section 3. Terms of Officers. Each officer shall hold his office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 4. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

     Section 5. Removal. Any officer or agent or member of any committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of any committee shall not of itself create contract rights.

     Section 6. Vacancies. A vacancy in the office of any officer may be filled by the vote of a majority of the directors then in office.

     Section 7. Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them by the Board of Directors or by the President.

     Section 8. Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who may, if so elected, preside at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and he shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

     Section 9. The President. The President, subject to the control of the Board of Directors, shall be the chief executive officer of the Corpora tion unless the Board of Directors designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the affairs, properties and operations of the Corporation in the ordinary course of its business, with all such duties, powers and autho rity with respect to such affairs, properties and operations as may be rea sonably incident to such responsibilities; he may appoint or employ and dis charge employees and agents of the Corporation and fix their compensation; he may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and re ceipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, he may sign all certifi cates for shares of the capital stock of the Corporation; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors.

     Section 10. Vice Presidents. In the absence of the President or in the event of his disability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be assigned to him by the President or by the Board of Directors of the Corporation. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     Section 11. Treasurer. The Treasurer shall have custody of all funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Direc tors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors he shall render a statement of his cash account. He shall enter or cause to be entered, punctually and regularly, on the books of the Corporation to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all moneys received and paid out by, for or on account of the Corporation. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Corporation during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the chief executive officer and the Board of Directors. He shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form and amount as the Board of Directors may require.

     Section 12. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

     Section 13. Secretary. The Secretary (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (2) shall attend to the giving and serving of all notices, (3) may sign with the President or a Vice President in the name of the Corporation and/or attest the signature of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto, (4) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours,
(6) shall in general perform all the duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

     Section 14. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

     Section 15. Securities of Other Corporations. The President or any Vice President or the Secretary or the Treasurer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.


                                  ARTICLE VII

                         BOOKS, DOCUMENTS AND ACCOUNTS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Texas. A record of the shareholders of the Corporation, giving the names and addresses of all past and current shareholders and the number and class of shares held by each shall be kept at its registered office or principal place of business, or at the office of the transfer agent or registrar.

                                 ARTICLE VIII

                                 CAPITAL STOCK

     Section 1. Stock Certificates. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President and either the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by him in the Corporation, with the seal of the Corporation or a facsimile thereof impressed or printed thereon. Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corpora tion, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature shall have been placed on any such certificate shall have ceased to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if the person were such officer at the date of its issuance.

     Section 2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Texas and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by his attorney-in-fact or legal representative, duly and lawfully authorized in writing, and upon the surrender of the certificate therefor, which shall be cancelled before the new certificate for a like number of shares shall be issued. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Board of Directors may appoint a transfer agent or a registrar for each class of stock, and may require all stock certificates to bear the signature of such transfer agent and of such registrar or either of them. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.

     Section 3. Registered Holders. Unless otherwise provided by the Act and subject to applicable law, the Corporation shall be entitled to regard the person in whose name any shares or warrants, rights or options are registered in the share transfer records of the Corporation at any particular time as the owner thereof at that time for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be ex pressly provided otherwise by the laws of the State of Texas.

     Section 4. New Certificates. The Corporation may, in its sole discretion, issue a new certificate for shares of its stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation such statement under oath or other evidence of such loss or destruction as the Board may desire, and a bond in form, amount and with such surety as the Board of Directors may prescribe or determine, and sufficient, in the sole judgment of the Board, to indemnify and protect the Corporation against any and all claims, liabilities, costs and expenses that may be made or asserted against it or which it may suffer or incur or pay, on account of the alleged loss of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the sole discretion of the Board, it is proper so to do.

     Section 5. Distributions. The Board of Directors may authorize such distributions or share dividends as the Board deems expedient and as permitted by law under the provisions of the Act. Before declaring any distribution there may be reserved out of the Corporation's surplus such sums as the Board of Directors deems proper for working capital or as a reserve fund to meet contingencies or for equalizing distributions, or for such other purposes as the Board may deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

     Section 6. Record Dates and Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be tak en. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a pur chase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

     Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Act, the record date for determining shareholders entitled to consent to action in writing without meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     Section 7. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, provide or establish or such as the President shall determine subject to approval of the Board.

     Section 2. Seal. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe, and may be used by causing it or a facsimile thereof to be impressed, or printed, or reproduced or in any other manner affixed. The Secretary shall have charge of the seal. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

     Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the Act or under the provisions of these Bylaws or the Articles of Incorpo ration of the Corporation, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper addressed to the person entitled thereto at his post office address as same appears on the books or other records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means authorized or provided for elsewhere in these Bylaws. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 4. Resignations. Any director or officer may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by either the Board of Directors or the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 5. Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as either the Board of Directors or the President or the Treasurer may select or approve.

     Section 6. Signing of Checks, Notes, Etc. In addition to and cumulative of, but in nowise limiting or restricting, any other provision of these Bylaws which confer any authority relative thereto, all checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation, in such manner, and by such officer or person as shall be determined or designated by the Board of Directors; provided, however, that if, when, after and as autho rized or provided for by the Board of Directors, the signature of any such officer or person may be facsimile or engraved or printed, and shall have the same force and effect and bind the Corporation as though such officer or person had signed the same personally, and, in the event of the death, disability, removal or resignation of any such officer or person, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

     Section 7. Gender and Number. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the persons of the female sex as well as the neuter gender and the singular shall include the plural wherever appropriate.

     Section 8. Laws and Statutes. Wherever used or appearing in these Bylaws, the words "law" or "laws" or "statute" or "statutes," respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Texas, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

     Section 9. Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.


                                   ARTICLE X

                                  AMENDMENTS

     These Bylaws may, from time to time, be added to, changed, altered, amended or repealed or new Bylaws may be made or adopted by the Board of Directors at any meeting of the Board of Directors, subject to repeal or change by action of the shareholders at any meeting of the shareholders, unless the power to alter, amend or repeal the Bylaws is reserved to the shareholders in the Articles of Incorporation of the Corporation.

                                                                       EXHIBIT D

             Excerpts from Section 215a of the National Bank Act
                        concerning dissenters' rights.


                               United States Code
                          Title 12. Banks and Banking
                          Chapter 2 -- National Banks
                   Subchapter XVI -- Consolidation and Merger

     Section 215A. Merger of national banks or State banks into national banks

     (a) Approval of Comptroller, board and shareholders; merger agreement; notice; capital stock; liability of receiving association

          [Omitted]

     (b)  Dissenting shareholders

     If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

     (c)  Valuation of shares

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

     (d) Application to shareholders of merging associations; appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

     If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to the shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                    PART II


     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this registration statement.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of the offering are estimated to be as follows:

SEC registration fee...................................      $23,296.62
Nasdaq listing fee.....................................               0*
Legal fees and expenses................................       20,000.00*
Accounting fees and expenses...........................        5,000.00*
Blue Sky fees and expenses (including legal fees)......        5,000.00*
Printing and engraving expenses........................       10,000.00*
Transfer Agent fees....................................        5,000.00*
Miscellaneous..........................................       10,000.00*
                                                             ----------
       TOTAL...........................................      $78,296.62*

_________
* To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the Registrant provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suite or proceedings (whether by or in the right of the Registrant or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors of the Registrant shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of the Registrant.

     The Registrant's Bylaws provide for indemnification of directors and officers to the full extent permitted by law. In the case of a derivative or other action by or in the right of the Registrant where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors or by independent legal counsel.

     Under the Texas Business Corporation Act ("the TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the persons seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant, whether or not the Registrant would have the power to indemnify such person against such liability, as permitted by law.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits:


     2.1 -- Plan and Agreement of Merger dated as of April 20, 1998, among CNBT Bancshares, Inc., Citizens National Bank of Texas, and Citizens Bank, National Association [incorporated by reference herein and filed as Exhibit A to the Proxy Statement and Prospectus included in this Registration Statement].

     3.1 -- Articles of Incorporation of CNBT Bancshares, Inc.[incorporated by reference herein and filed as Exhibit B to the Proxy Statement and Prospectus included in this Registration Statement].

     3.2 -- Bylaws of CNBT Bancshares, Inc.[incorporated by reference herein and filed as Exhibit C to the Proxy Statement and Prospectus included in this Registration Statement].

    *5.1 -- Opinion of Snell & Smith, A Professional Corporation, as to the legality of the securities being registered.

    *8.1 -- Opinion of Snell & Smith, A Professional Corporation, as to certain tax matters.

   *23.1  --  Consent of Mann Frankfort Stein & Lipp, P.C.

   *23.2  --  Consent of Snell & Smith, A Professional Corporation (contained in
              Exhibit 5.1 hereto).

   *24.1  --  of Attorney (included on the signature page to this Registration
              Statement).

   *99.1  --  Annual Report on Form 10-K for the year ended December 31, 1997, of Citizens National Bank of Texas.

   *99.2  --  Form of proxy card.

    99.3 -- Section 215a of the National Bank Act [incorporated by reference herein and filed as Exhibit D to the Proxy Statement and Prospectus included in this Registration Statement].

-------------
* Previously filed.

     (b)  Financial Statement Schedules:

          None.

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registrations statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of Section 16 of the Regulations of the Office of the Comptroller of the Currency, the Registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on May 5, 1998.

                                   Citizens National Bank of Texas


                                   By /s/ RALPH WILLIAMS
                                     ------------------------------------
                                     Ralph Williams, President and Chief
                                     Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Ralph Williams and Randall W. Dobbs, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Office of the Comptroller of the Currency, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to Section 16 of the Regulations of the Office of the Comptroller of the Currency, this Registration Statement has been signed below by the following persons in the capacities stated and on the dates indicated.

    Name                            Title                         Date


/s/ FRANK G. COOK          Chairman of the Board (Chief        May 5, 1997
_________________________  Financial Officer)
Frank G. Cook

/s/ RALPH WILLIAMS         President, Chief Executive          May 5, 1997
_________________________  Officer, and Director
B. Ralph Williams

/s/ RANDALL W. DOBBS       Executive Vice President,           May 5, 1998
_________________________  Chief Operations Officer, and
Randall W. Dobbs           Director (Chief Accounting
                           Officer)